UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Unit Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIT CORPORATION

NOTICE OF THE ANNUAL MEETING OF OUR STOCKHOLDERS

AND

PROXY STATEMENT

Meeting Date	Wednesday, May 7, 2008

Meeting Time	11:00 a.m., Central Time

Meeting Place	Tulsa Room - Ninth Floor
Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma 74172

Dear Stockholder:

On behalf of the board of directors and management, it is my pleasure to invite you to our Annual Meeting of Stockholders to be held on Wednesday, May 7, 2008 at 11:00 a.m., Central Time. This year’s meeting will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.

By attending the meeting you will have an opportunity to hear a report on our operations and to meet our directors and officers. There will also be time for questions.

Information about the meeting, including the various matters on which you will act, may be found in the attached Notice of Annual Meeting of Stockholders and proxy statement.

We hope that you will be able to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote your shares using one of the methods available to you.

If you have any further questions concerning the annual meeting or any of the proposals, please contact our investor relations department at (918) 493-7700. For questions regarding your stock ownership, you may contact our transfer agent, American Stock Transfer & Trust Company at:

Toll Free Number: (800) 710-0929

Foreign Stockholders: (718) 921-8283

Web Site Address: www.amstock.com

AST Customer Service Representatives are also available to help you through AST’s “Live Help” Internet service weekdays from 9:00 a.m. - 5:00 p.m., Eastern Time.

I look forward to your participation and thank you for your continued support.

Dated this 14th day of March, 2008.

Sincerely,

John G. Nikkel

Chairman of the Board

7130 S. Lewis, Suite 1000, Tulsa, OK 74136  •  PO Box 702500, Tulsa, OK 74170

Phone: (918) 493-7700  **  Fax: (918) 493-7711

UNIT CORPORATION

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	11:00 a.m., Central Time, on Wednesday, May 7, 2008

Place	Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma

Items of Business	• elect three directors for a three-year term expiring in 2011 (Item No. 1 on the proxy card);

• ratify the selection of PricewaterhouseCoopers LLP, Tulsa, Oklahoma, as our independent registered public accounting firm for our fiscal year 2008 (Item No. 2 on the proxy card);

• transact any other business that properly comes before the meeting or any adjournment(s) of the meeting.

Record Date	March 10, 2008

Voting Options

Most stockholders have four options for submitting their vote:

•       via the Internet at http://www.voteproxy.com,

•       by phone (please see your proxy card for instructions),

•       by mail, using the paper proxy card, and

•       in person at the meeting.

Date of this Notice	March 14, 2008

By Order of the Board of Directors,

/s/ Mark E. Schell

Mark E. Schell

Senior Vice President,

Secretary and General Counsel

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 7, 2008

This proxy statement and the accompanying proxy card are being mailed to our stockholders in connection with the solicitation of proxies by the board of directors for the 2008 Annual Meeting of Stockholders. Mailing of this proxy statement will commence on or about March 15, 2008.

(i)

(ii)

QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:	The board of directors of Unit Corporation, a Delaware corporation, is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on May 7, 2008. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	Who can vote?

A:	You can vote if you were a stockholder at the close of business on the record date, March 10, 2008. On that date, there were 47,152,184 shares outstanding and entitled to vote at the annual meeting.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and certain executive officers and certain other required information.

Q:	Who does the phrase “named executive officers” refer to in this proxy statement?

A:	For purposes of this proxy statement, our named executive officers are:

•	Larry D. Pinkston our Chief Executive Officer and President;

•	Mark E. Schell our Senior Vice President, General Counsel and Secretary;

•	David T. Merrill our Chief Financial Officer and Treasurer;

•	John Cromling the Executive Vice President of Unit Drilling Company; and

•	Bradford J. Guidry the Senior Vice President of Unit Petroleum Company.

Q:	Can I access the proxy material on the Internet?

A:	The proxy material is located on our web site www.unitcorp.com.

Q:	How may I obtain the company’s 10-K?

A:	A copy of our 2007 Form 10-K can be obtained at no charge from:

Unit Corporation

Attn: Investor Relations

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

(918) 493-7700

http://www.unitcorp.com

We will also furnish any exhibit to the 2007 Form 10-K if specifically requested.

Q:	Who can attend the meeting?

A:	All stockholders can attend.

Q:	What am I voting on?

A:	You are voting on:

•	The election of three nominees as directors for terms that expire in 2011. The board’s nominees are King P. Kirchner, Don Cook, and J. Michael Adcock.

•	The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008.

Q:	What are the voting requirements to elect the directors and to approve the other proposal discussed in this proxy statement?

A:	Proposal	Vote requirement	Discretionary voting allowed
	Election of Directors	plurality	yes

	Ratification of Independent Accountants	majority	yes

Q:	How do I cast my vote?

A:	If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can vote by mail, telephone or the Internet. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

The enclosed proxy card contains instructions for mail voting or for voting by way of telephone or the Internet. The proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the board.

Q:	How does the board recommend I vote on the proposals?

A:	The board recommends you vote “for” each of the proposals.

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy by:

•	Submitting a new proxy;

•	Giving written notice before the meeting to our corporate secretary stating that you are revoking your proxy; or

•	Attending the meeting and voting your shares in person.

Q:	Who will count the vote?

A:	American Stock Transfer & Trust Company, our transfer agent, will count the vote. A representative of American Stock Transfer & Trust Company will also act as the inspector of election.

Q:	What is a “quorum”?

A:	A quorum is the number of shares that must be present to hold the annual meeting. The quorum requirement for the annual meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid proxy or attend the annual meeting, your shares will be counted to determine whether there is a quorum.

Abstentions and broker non-votes count toward the quorum. “Broker non-votes” occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by 15 days before the meeting and do not have discretionary voting authority to vote those shares.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with the transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the company or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	Will broker non-votes or abstentions affect the voting results?

A:	In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account in the same social security number and address. However, the proxy card does not include shares held for participants in the Unit Corporation Employee Thrift Plan. Instead, those participants will receive from the plan trustee separate voting instruction cards covering these shares. If voting instructions are not received from participants in that plan, the plan trustee will vote the shares.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:	How many votes can I cast?

A:	On each matter, including each director position, you are entitled to one vote per share.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted on at the annual meeting. If you grant a proxy, the persons named as proxy holders,

Larry D. Pinkston and Mark E. Schell, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for that candidate or candidates as may be nominated by the board on the recommendation of the nominating and governance committee.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	Stockholder Proposals. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by our corporate secretary at our principal executive offices no later than November 13, 2008. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before the company begins to print and mail its proxy materials. Proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Fax: (918) 493-7711

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve that proposal, provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

•	Not earlier than the close of business on January 3, 2009; and

•	Not later than the close of business on February 2, 2009.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the previous year, then notice of a stockholder proposal that is not intended to be included in the company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days before the meeting and no later than the close of business on the later of the following two dates:

•	90 days before the meeting; and

•	10 days after public announcement of the meeting date.

Nomination of director candidates. You may propose director candidates for consideration by the board’s nominating and governance committee. Any recommendations should include the nominee’s name and qualifications for board membership and should be directed to our corporate secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to elect the nominee and provide the information required by our bylaws, including a statement by the stockholder identifying (i) the name and address of the stockholder, as they appear on the company’s books, and of the beneficial owner, if any, on behalf of who the nomination or proposal is made, (ii) the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder (and such beneficial owner, if any), (iii) a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of the nomination. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary within the January 3, 2009 through February 2, 2009 time period described above.

Copy of Bylaw Provisions. You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available on our website at http://www.unitcorp.com.

Q:	How is this proxy solicitation being conducted?

A:	We hired Regan & Associates, New York, New York, to assist in the distribution of proxy materials and solicitation of votes for a fee of $8,500.00 with all of their out-of-pocket expenses included. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Some of our employees may also solicit proxies. Regan & Associates and our employees may solicit proxies in person, by telephone and by mail. None of our employees will receive special compensation for these services, which the employees will perform as part of their regular duties.

Q:	How can I obtain the company’s corporate governance information?

A:	Our Internet website is located at www.unitcorp.com. You may also enter www.unitcorp.com/corpgov.html for a direct link to the following information:

•	Our bylaws;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Governance Committee Charter;

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Accounting and Auditing Complaint Procedures; and

•	Policy and Procedures with respect to Related Person Transactions.

Our corporate governance webpage also has a link for reporting on any accounting, internal controls, or auditing matters that pertain to us.

CORPORATE GOVERNANCE AND BOARD MATTERS

General governance information

We are committed to having sound corporate governance principles. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at http://www.unitcorp.com/corpgov.html and copies of these documents may also be obtained from our corporate secretary. These provisions apply to our employees, including our principal executive officer, principal financial officer and principal accounting officer. We will post any amendments or waivers to our Code of Business Conduct and Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on our website.

Each year, our directors and executive officers are obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Our chief executive officer and general counsel are charged with resolving any conflict of interests not otherwise resolved under one of our other policies.

Director independence criteria

Attached as Appendix “A” to this proxy statement is a copy of our board’s independence standards. The board has defined an independent director as a director who the board has determined has no material relationship with the company, either directly, or as a partner, shareholder, or executive officer of an organization that has a relationship with the company. A relationship is “material” if, in the judgment of the board, the relationship would interfere with the director’s independent judgment. Based on the materiality guidelines adopted by the board, a director is not deemed to be independent if:

•

the director, or the director’s “immediate family member” received any payment from the company in excess of $100,000 during any twelve-month period within the last three years, other than compensation for board service and pension or other forms of deferred compensation for prior service with the company, except that compensation received by an immediate family member for service as an employee of the company (other than as an executive officer) need not be considered in determining independence;

•

the director is an executive officer or employee of, or his or her immediate family member, is an executive officer of, a company, or other for profit entity, to which the company made, or from which the company received for property or services (other than those arising solely from investments in the company’s securities), payments in excess of the greater of $1 million or 2% of such company’s consolidated gross revenues in any of the last three fiscal years;

•

the director serves as an executive officer of any tax exempt organization which received contributions from the company in any of the preceding three fiscal years in an aggregate amount that exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

Any person who, or whose immediate family member(s), has within the prior three years had any of the following relationships with the company does not qualify as an independent director.

•	Former employees. No director will be independent if he or she is currently, or was at any time within the last three years, an employee of the company.

•

Interlocking directorships. No director, and no immediate family member of a director, may currently be, or have been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

•

Former executive officers of company. No director will be independent if he or she has any immediate family member that is currently, or was at any time within the last three years, an executive officer of the company.

•

Former auditor. No director will be independent if (i) he or she or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm; and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was at any time within the last three years but is no longer a partner or employee of such a firm and personally worked on the company’s audit within that time.

Additional requirements for audit committee members. In addition to the guidelines set forth above, a director is not considered independent for purposes of serving on the audit committee, and may not serve on the audit committee, if the director:

•

receives directly or indirectly any consulting, advisory, or compensatory fee from the company, other than fees for service as a director or fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service); or

•

is an affiliated person of the company or it subsidiaries, as determined in accordance with SEC regulations. In this regard, audit committee members are prohibited from owning or controlling more than 10% of any class of the company’s voting securities or such lower amount as may be established by the SEC.

Additional requirements for compensation committee members. In addition to the guidelines set forth above, a director is not considered independent for purposes of serving on the compensation committee, and may not serve on the compensation committee, if the director:

•	receives directly or indirectly any remuneration as specified for purposes of Section 162(m) of the Internal Revenue Code;

•	has ever been an officer of the company; or

•	has a direct or indirect material interest in any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships required to be disclosed under SEC Regulation S-K Item 404(a) and involving, generally, amounts in excess of $120,000.

Director independence determinations

The board has determined that Don Cook, William B. Morgan, John H. Williams, J. Michael Adcock, Gary R. Christopher and Robert J. Sullivan Jr. have no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and is independent within the meaning of our director independence standards, which reflect the NYSE director independence standards, as currently in effect. The board has also determined that each of the members of its standing committees has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and is “independent” within the meaning of our director independence standards.

Board structure and committees

As of the date of this proxy statement, our board has nine directors and the following three standing committees:

•	audit;

•	compensation; and

•	nominating and governance.

Our board is divided into three classes with each class consisting of three directors. Directors serve for a three year term.

Each of the board’s three standing committees operate under a committee’s adopted written charter. The charter of each committee is available at our website at http://www.unitcorp.com/corpgov.html. In addition, copies of these charters may also be obtained from our corporate secretary.

During 2007, the board and its committees held a total of 16 meetings. Our board met seven times, all regularly scheduled meetings. There were 9 committee meetings held in 2007. All directors attended 100% of the board meetings with the exception that one director missed one of the meetings. Each committee member attended 100% of his respective committee meetings. All directors are encouraged to attend our annual meeting of stockholders. All directors attended our last annual meeting of stockholders. In addition to its meetings, the board and its various committees act, from time to time, by unanimous consent.

The following table identifies the membership of each of the three standing committees and the number of meetings each committee held during 2007. A summary of each committee’s responsibilities follows the table.

DIRECTOR	COMMITTEE MEMBERSHIP
	Audit		Compensation		Nominating and Governance
Don Cook	x	*	x
William B. Morgan	x		x		x	*
John H. Williams			x		x
J. Michael Adcock			x	*	x
Gary R. Christopher	x
Robert J. Sullivan Jr.**					x
Number of meetings in 2007	4		4		1

*	Designates the chairman of the committee.

**	Mr. Sullivan was elected to our Nominating and Governance Committee on May 2, 2007.

Audit Committee

The responsibilities of our audit committee include:

•	Selects our independent registered public accounting firm;

•	Approves all audit engagement fees and terms;

•	Pre-approves all audit and non-audit services to be rendered by our independent registered public accounting firm;

•	Reviews our annual and quarterly financial statements;

•	Consults with our personnel and the independent registered public accounting firm to determine the adequacy of our internal accounting controls;

•	Oversees our relationship with our independent registered public accounting firm;

•	Oversees our internal audit functions;

•	Reviews with our independent registered public accounting firm and our internal audit department and management:

-	the adequacy and effectiveness of our systems of internal controls over financial reporting and any significant changes in those controls;

-	our accounting practices, and disclosure controls and procedures; and

-	current accounting trends and developments;

and takes any action with respect to these matters that it deems appropriate;

•	Recommends to our board whether the financial statements should be included in our annual report on Form 10-K; and

•	Reviews our earnings press releases, as well as our policies with respect to earnings press releases and financial information.

The committee has the authority to form and delegate authority to one or more of its members.

The audit committee has the authority to obtain advice and assistance from, and receive appropriate funding from the company for, outside legal, accounting or other advisors as the committee deems necessary to carry out its duties.

In addition, the audit committee has established procedures for the receipt, retention and treatment (on a confidential basis) of complaints received by the company, the board or the audit committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Accounting and Auditing Complaint Procedures posted on our website.

The report of the audit committee is included on page 45.

Compensation Committee

Our compensation committee has overall responsibility for approving and evaluating director and executive officer compensation plans, policies and programs. In carrying out these responsibilities the committee:

•

Annually reviews and approves any corporate goals and objectives relevant to our chief executive officer’s compensation, and makes recommendations to the board as to our chief executive officer’s compensation;

•	Recommends to our board the compensation of our other executive officers and certain key employees;

•

Annually reviews the compensation available to our chief executive officer and other executive officers, including the annual base salary level, annual incentive opportunity level, long-term incentive opportunity level, employment agreements (if any), severance arrangements, change-in-control agreements and any special or supplemental benefits or plans;

•	Annually approves and evaluates director and officer compensation plans,

policies and programs, and discharges its duties under any of those plans;

•	Determines director compensation;

•	Reviews and approves the “compensation discussion and analysis” for inclusion in our proxy statement; and

•	Has the authority to retain compensation consultants or other advisors to assist the committee in its evaluation of director, chief executive officer, or executive officer compensation.

The committee has the authority to form and delegate authority to subcommittees and to delegate authority to one or more of its members. For additional information on the operations of the committee, including the role of our executive officers in determining executive and director compensation, see “Compensation discussion and analysis – Administration of executive compensation program,” page 19.

The report of the compensation committee is included at page 16.

Nominating and Governance Committee

The responsibilities of this committee include:

•	Advises the board as a whole on corporate governance matters;

•	Advises the board on the size and composition of the board;

•	Recommends a slate of nominees for election to the board;

•	Identifies individuals qualified to become board members, consistent with criteria approved by the board;

•	Identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	Recommends membership to each board committee; and

•	Defines specific criteria for director independence.

Consideration of nominees for director

Stockholder nominees. The policy of the nominating and governance committee is to consider properly-submitted stockholder nominations for candidates for membership on the board as described below under “Identifying and evaluating nominees for directors.” In evaluating nominations, the committee seeks to achieve a balance of knowledge, experience and diversity on the board. Any stockholder nominations proposed for consideration by the committee should include the nominee’s name and qualifications for board membership and should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual stockholders meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers- What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” on page 3.

Director qualifications. Our Corporate Governance Guidelines contain board membership criteria that apply to nominating and governance committee-recommended nominees for a position on the board. Under these criteria, members of the board should meet the board’s qualifications as independent (as applicable) and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of the company and its stockholders.

Identifying and evaluating nominees for directors. The nominating and governance committee uses a variety of methods for identifying and evaluating nominees for director.

The committee assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the committee considers various potential candidates for director. Candidates may come to the attention of the committee through current board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the committee and may be considered at any point during the year. As described above, the committee considers properly-submitted stockholder nominations for candidates for the board. Following verification of the stockholder status of persons proposing candidates, recommendations are considered by the committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, those materials are forwarded to the nominating and governance committee. The committee may also review materials provided by a professional search firm or other party in connection with a nominee who is not proposed by a stockholder.

Executive sessions

Executive sessions of non-management directors are held periodically during the year. The sessions are scheduled and presided over by Mr. J. Michael Adcock who was elected by the board to chair each executive session. Meetings are also held from time to time with the board chairman and our chief executive officer for a general discussion of relevant subjects. Any non-management director can request that an executive session be scheduled. Executive sessions of the independent directors only are held at least once a year.

Any interested party may communicate directly with the presiding director by writing to the following:

Mr. J. Michael Adcock

c/o Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Communications with the board

Individuals may communicate with the board by submitting an e-mail to the board in care of the company’s corporate secretary at mark.schell@unitcorp.com or sending a letter to: Board of Directors, c/o Corporate Secretary, Unit Corporation, 7130 S. Lewis, Suite 1000, Tulsa, Oklahoma 74136.

The chair of the nominating and governance committee has been designated as the person to receive communications directed to non-management directors. Our stockholders may write to the chairman of this or any other board committee or to the outside directors as a group c/o Mark E. Schell, Senior Vice President and General Counsel, Unit Corporation, 7130 South Lewis, Suite 1000, Tulsa, Oklahoma 74136.

Stockholder communications are distributed to the board, or to the appropriate individual director or directors, depending on the facts and circumstances of the communication. However, at the request of the board, certain items that are not related to the duty and responsibilities of the board are excluded, such as advertisements, junk mail, mass mailings, spam and surveys.

Board and committee evaluations

Each year the board evaluates its performance and effectiveness. Each director completes a board evaluation form to solicit feedback on specific aspects of the board’s role, organization and meetings. The collective ratings and comments are compiled by or for the chairman of the nominating and governance committee and presented by him to the full board. Additionally, each of the three standing board committees conducts an annual self-evaluation of its performance through a committee evaluation form.

DIRECTORS’ COMPENSATION AND BENEFITS

Cash compensation

Only non-employee directors receive compensation for serving as a director. The various components of the cash compensation paid to our non-employee directors during 2007 is as follows:

Annual retainer (payable quarterly)	$30,000*

Annual retainer for each committee a board member serves on (payable quarterly)	$2,000

Each board meeting attended	$1,500

Each committee meeting attended	$1,500

Additional compensation for service as chairman of the audit committee	$7,500

Additional compensation for service as chairman for each of the compensation committee and nominating and governance committee	$3,500

Reimbursement for expenses incurred attending stockholder, board and committee meetings	Yes

Range of total cash compensation (excluding expense reimbursement and retirement/consulting fees) earned by directors (for the year 2007)	$39,000 - 68,000

*	At its December 19, 2007, meeting, the board of directors increased the annual retainer to $60,000 effective January 1, 2008.

Stock options

Under a plan approved by our stockholders, each non-employee director automatically receives an option to purchase 3,500 shares of our common stock on the first business day following each annual meeting of our stockholders. The option exercise price is the fair market value of our common stock on that date. Payment of the exercise price may be made in cash or in shares of common stock that have been held by the director for at least one year. No stock option may be exercised during the first six months of its term except in the case of death. Each option has a ten-year term. In 2007, stock options were granted for a total of 28,000 shares at $57.63 per share. As of March 10, 2008, 139,000 shares were subject to outstanding options held by directors.

The following table shows the outstanding options held by our current directors as of March 10, 2008:

OUTSTANDING OPTIONS HELD BY NON-EMPLOYEE DIRECTORS AS OF MARCH 10, 2008

Director	Date of Option	Shares Subject to Option(#)	Exercise Price($)
J. Michael Adcock	5/6/04	3,500	28.23
	5/5/05	3,500	39.50
	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
Don Cook	5/4/00	3,500	12.1875
	5/3/01	3,500	17.54
	5/2/02	3,500	20.10
	5/8/03	3,500	20.46
	5/6/04	3,500	28.23
	5/5/05	3,500	39.50
	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
John H. Williams	5/3/01	3,500	17.54
	5/2/02	3,500	20.10
	5/8/03	3,500	20.46
	5/6/04	3,500	28.23
	5/5/05	3,500	39.50
	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
William B. Morgan	5/6/99	2,500	6.90
	5/3/01	3,500	17.54
	5/2/02	3,500	20.10
	5/8/03	3,500	20.46
	5/6/04	3,500	28.23
	5/5/05	3,500	39.50
	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
King P. Kirchner	5/2/02	3,500	20.10
	5/8/03	3,500	20.46
	5/6/04	3,500	28.23
	5/5/05	3,500	39.50
	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
John G. Nikkel	5/5/05	3,500	39.50
	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
Gary R. Christopher	5/4/06	3,500	62.40
	5/3/07	3,500	57.63
Robert J. Sullivan Jr.	5/4/06	3,500	62.40
	5/3/07	3,500	57.63

Director compensation table

The following table shows the total compensation received by each of our non-employee directors in 2007:

DIRECTOR COMPENSATION FOR 2007
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)(1)	(c)	(d)(2)	(e)	(f)	(g)(3)	(h)
J. Michael Adcock	58,500	n/a	76,510	n/a	n/a	200	135,210
John H. Williams	55,000	n/a	76,510	n/a	n/a	-	131,510
Don Cook	65,500	n/a	76,510	n/a	n/a	-	142,010
William B. Morgan	68,000	n/a	76,510	n/a	n/a	3,396	147,906
King P. Kirchner	40,500	n/a	76,510	n/a	n/a	300,000(4)	417,010
John G. Nikkel	39,000	n/a	76,510	n/a	n/a	515,000(4)	641,510
Gary R. Christopher	50,000	n/a	76,510	n/a	n/a	-	115,510
Robert J. Sullivan Jr.	42,000	n/a	76,510	n/a	n/a	-	118,510

Notes to table:

(1)	Represents cash compensation for board and committee meeting attendance, retainers and service as a committee chairman.

(2)	The amounts included in the “Option Awards” column are the amounts of compensation costs recognized by the company in fiscal 2007 related to the stock options granted on May 3, 2007 as described in FAS 123(R), but does not include any impact of estimated forfeitures. This value is calculated using the closing price of our common stock on the date of grant. For a discussion of the valuation assumptions used in calculating these values, see Notes 2 and 11 to our 2007 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007. The directors have the following aggregate number of stock options outstanding at 2007 year end:

Name	Number of Options
J. Michael Adcock	14,000
John H. Williams	24,500
Don Cook	28,000
William B. Morgan	24,500
King P. Kirchner	21,000
John G. Nikkel	10,500
Gary R. Christopher	7,000
Robert J. Sullivan Jr.	7,000

(3)	Represents reimbursement for expenses.

(4)	Represents amounts paid under our plans or retirement or consulting agreements as more fully discussed under, “Potential Payments on Termination or Change-in-Control—Retirement or consulting agreements.”

OWNERSHIP OF OUR COMMON STOCK BY BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of March 10, 2008 by each director, each named executive officer and by all directors and executive officers as a group. Except as otherwise noted, all shares are directly owned.

STOCK OWNED BY OUR DIRECTORS AND EXECUTIVE OFFICERS AS OF MARCH 10, 2008
Name of Beneficial Owner*	Common Stock(1)(2)	Options Exercisable within 60 days	Shares of Restricted Stock(3)	Shares of Stock Appreciation Rights(4)
King P. Kirchner	134,720	21,000	-	-
Don Cook	10,118	28,000	-	-
William B. Morgan	5,000	27,000	-	-
John G. Nikkel	244,127	10,500	-	-
John H. Williams	1,000	24,500	-	-
J. Michael Adcock	17,891	14,000	-	-
Larry D. Pinkston	54,508	41,000	32,122	71,245
Mark E. Schell	48,184	38,100	14,715	23,949
David T. Merrill	5,016	9,400	13,378	21,772
Gary R. Christopher	3,000	7,000	-	-
Robert J. Sullivan Jr.	-	7,000	-	-
John Cromling	12,316	6,800	10,555	14,804
Bradford J. Guidry	19,755	12,900	10,789	14,131
All directors and executive officers as a group*	555,635	247,200	81,559	145,901

*	Each named director and officer individually owns less than one percent of our outstanding shares of common stock and collectively the directors and officers own 1.88%. For purposes of calculating this percentage ownership, the total number of shares outstanding includes the shares previously issued and outstanding plus the number of shares that any named owner has the right to acquire within 60 days.

Notes to table:

(1)	Includes the following shares of common stock held under our 401(k) thrift plan as of March 10, 2008: Mr. Pinkston, 5,152 shares; Mr. Schell, 33,047 shares; Mr. Merrill, 1,851 shares; Mr. Cromling, 727 shares; Mr. Guidry, 2,024 shares; and directors and officers as a group, 42,801 shares.

(2)	Of the shares listed as being beneficially owned, the following individuals disclaim any beneficial interest in shares held by spouses, trusts or for the benefit of family members: Mr. Adcock, 17,891 shares; and Mr. Nikkel, 63,000 shares.

(3)	These shares of restricted stock were awarded as follows:

(a) On December 12, 2006, the following restricted stock awards were granted. The total amount of the awards and the vesting schedule is shown below. The unvested part of these awards is subject to the recipient’s then continued employment by the company.

Name		Vesting schedule (#)
	Total shares subject to award	1/1/07	1/1/08	1/1/09	1/1/10
Larry Pinkston	8,990	2,248	2,247	2,248	2,247
Mark Schell	2,472	618	618	618	618
David Merrill	2,248	562	562	562	562
Brad Guidry	1,573	394	393	393	393
John Cromling	1,648	412	412	412	412

(b) On December 19, 2007, the following Long-term retention restricted stock awards were granted. The total amount of the awards is shown below. All of these shares vest on August 23, 2010 subject to the recipient’s continued employment by the company.

Name	Shares subject to award
Larry Pinkston	18,267
Mark Schell	10,047
David Merrill	9,134
Brad Guidry	8,038
John Cromling	7,672

(c) On December 19, 2007, the following restricted stock awards were granted. The total amount of the awards and the vesting schedule is shown below. The unvested part of these awards is subject to the recipient’s continued employment by the company.

		Vesting schedule (#)
Name	Shares subject to award	1/1/08	1/5/09	1/4/10	1/3/11
Larry Pinkston	12,481	3,121	3,120	3,120	3,120
Mark Schell	4,576	1,144	1,144	1,144	1,144
David Merrill	4,160	1,040	1,040	1,040	1,040
Brad Guidry	2,621	656	655	655	655
John Cromling	2,746	687	687	686	686

(4)	The stock appreciation rights (all settled in stock) were awarded as follows:

			Vesting schedule (#)
Name	Award date	Total SARs	1/1/08	1/1/09	1/1/10
Larry Pinkston	12/12/06	23,716	7,906	7,905	7,905
Mark Schell	12/12/06	6,522	2,174	2,174	2,174
David Merrill	12/12/06	5,929	1,977	1,976	1,976
Brad Guidry	12/12/06	4,150	1,384	1,383	1,383
John Cromling	12/12/06	4,348	1,450	1,449	1,449

			Vesting schedule (#)
Name	Award date	Total SARs	1/5/09	1/4/10	1/3/11
Larry Pinkston	12/19/07	47,529	15,843	15,843	15,843
Mark Schell	12/19/07	17,427	5,809	5,809	5,809
David Merrill	12/19/07	15,843	5,281	5,281	5,281
Brad Guidry	12/19/07	9,981	3,327	3,327	3,327
John Cromling	12/19/07	10,456	3,486	3,485	3,485

The following table sets forth information concerning the beneficial ownership of our common stock by stockholders who own at least five percent of our common stock.

STOCKHOLDERS WHO OWN AT LEAST 5% OF OUR COMMON STOCK
Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	6,594,765	14.22%
Barclays Global Investors, N.A. (and other reporting persons) 45 Fremont Street San Francisco, California 94105	4,111,058	8.86%
George Kaiser Family Foundation 124 East Fourth Street, Suite 100 Tulsa, Oklahoma 74103	2,448,932	5.28%

Note to table:

(1)	Beneficial ownership is based on the Schedule 13G or 13G/A most recently filed by the stockholder or other information provided to us. Beneficial ownership may under certain circumstances include both voting power and investment power. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

EXECUTIVE COMPENSATION

Compensation committee report

The compensation committee of the board has reviewed and discussed with our management the following compensation discussion and analysis. Based on that review and discussion, the compensation committee recommended to the board that the compensation discussion and analysis be included in this proxy statement.

Members of the Compensation Committee:

J. Michael Adcock - chairman

William B. Morgan

John H. Williams

Don Cook

Compensation discussion and analysis

General compensation objectives

The primary goals of our compensation program, both for executives and non-executives, is to attract, motivate, reward and retain competent employees. We try to apply our program in a way that joins our employees’ interests with that of our business and financial objectives as well as the interests of our stockholders. To accomplish this we:

•	offer a competitive compensation mix consisting of reasonable salaries, short-term and long-term cash and equity incentives, as well as additional benefits such as perquisites and general health and retirement benefits;

•	reward performance that achieves our business objectives and enhances the performance of our common stock; and

•	link executive compensation incentives to stockholders’ interests by offering equity incentives primarily related to appreciation in the value of our stock.

Elements of our compensation program

Our executives’ compensation consists of base salary, cash bonus, equity awards, health, disability and life insurance, indemnification protection, retirement and separation benefits, and certain perquisites. We use each of these elements because we believe they provide the compensation mix required to attract and retain talented executives, reward them for quality performance, and motivate them to focus on both the short-term and long-term performance of the company. Specifically, we believe an adequate base salary is required to attract and retain qualified executives based on competitive salaries. Annual salary increases and cash bonuses provide executives with potential earnings that can be based on annual financial and operating results and reward them for short-term successes. Equity awards are used to motivate our executives to achieve both long-term and short-term results and aid long-term retention of our executives. Compensating our executives for positive company performance in both the short term and the long term serves our goal of aligning our executives’ compensation with the interests of our stockholders. Indemnification protections, retirement and separation benefits and general perquisites are commonly included in executive compensation packages offered by our competitors, and we believe that providing them helps achieve our compensation goals.

The following chart provides further details about what we pay (or offer) our executives and why we do so:

Form of compensation or benefit	Description	Purpose and what it rewards	Interaction with other elements of compensation or benefits

Base Salary	Regular cash income, paid semi-monthly.	Provides adequate and predictable regular compensation and rewards core competence and experience.	Serves as a short-term feature to balance long-term incentives; is a fundamental component of our overall competitive pay mix.
Cash Bonus	Discretionary cash awards.	Provides annual incentive in form of cash based compensation and rewards short-term corporate and individual performance.	Serves as a short-term incentive to balance long- term incentives; rewards short-term performance, aligning executives’ interests with those of the stockholders in the short term.
Long-term Incentives	Before 2005 we used stock options as our long-term equity incentive. Starting in 2005, we awarded shares of restricted stock and in 2006 and 2007 we awarded a combination of shares of restricted stock and stock appreciation rights. Pay-out is generally staggered over a vesting period. See “Long-term Incentive Compensation,” page 26, for additional information.	Provides long-term incentive to contribute to company performance and rewards positive corporate performance as well as employee’s continuity of service with company.	This balances the short-term features of our mix and motivates our executives to enhance corporate performance, further aligning the executives’ interest with stockholder interests by creating value.
Indemnification	We indemnify our officers and directors to the fullest extent permitted by law. This is required by our charter, bylaws, and we have agreements with certain of those individuals, contractually binding us to provide this indemnification for them.	We include this as a
compensation element because
it is commonly provided by
peer organizations and it is a
value to our executives. We
believe that it allows our
executives to be free from
undue concern about personal
liability in connection with
their service to us and it
rewards willingness to serve in
positions that carry exposure
to liability and significant
		responsibility.	We feel this is a significant component of a competitive executive compensation package.

Form of compensation or benefit	Description	Purpose and what it rewards	Interaction with other elements of compensation or benefits
Medical, Dental, Life and Disability	Employee benefits, available to most full-time company employees through our benefit plans. The value of these is not included in the Summary Compensation Table, since they are available on a company-wide basis.	We include this as a compensation element as it is commonly provided by most of our competitors and it encourages health of our employees, and adds to employee productivity and loyalty.	We feel this is a significant component of a competitive executive compensation package.
Other Paid Time-off Benefits	We provide vacation and other paid holidays to most of our full time employees, including the named executive officers.	This rewards continuity of service, and is a standard benefit comparable to the vacation benefits provided at similar-sized competitors.	We feel this is a minimal requirement and works together with other elements to create a competitive compensation package.
Unit Corporation Employees’ Thrift Plan [(401(k) plan)]	Tax-qualified retirement savings plan under which participating employees can contribute up to 99% of their pre-tax compensation, a portion of which the company can match. Our match for 2007 was 117% of the first 6% of the participant’s salary deferral contribution paid in stock.	We provide this plan (and our
match to the participants) as
an element of compensation as
we believe it is a standard
benefit, and is a component of
our program that contributes
to our competitiveness. This
		benefits continuity of service.	We feel this element works in combination with our other executive pay components to create a competitive overall executive compensation package.
Unit Corporation Salary Deferral Plan [Non-qualified plan]	Our non-qualified plan allows designated participants to defer recognition of salary and cash bonus for tax purposes until actual distribution at termination, death, or under defined hardship. We do not make a matching contribution to this plan.	We provide this element of
compensation as we believe it
is a standard benefit at
executive levels, and is a
component of our program
that contributes to our
competitiveness. This benefits
		continuity of service.	We feel this element works in combination with our other executive pay components to create a competitive overall executive compensation package.
Separation Benefits

We provide potential payments to most of our salaried full time employees on involuntary termination, change-in-control, or on retirement after 20 years of service with the company.

This benefit is generally offered on a company-wide basis to most all of our salaried full time employees. For specifics, see the narrative discussion at “Potential Payments On Termination or Change-in-Control,” page 38.

We pay this element of
compensation as we believe it
is a standard benefit at
executive levels, is a
component of our program
that contributes to our
competitiveness, and helps
retain our employees. This
benefit rewards length and
		continuity of service.	We feel this element works in combination with our other executive pay components to create a competitive overall executive compensation package.
Perquisites	We provide a car allowance to our named executive officers as well as paying for certain club memberships.	We believe that compensating for certain perquisites adds to the general attractiveness and competitiveness of our compensation mix, and helps us to attract and retain the quality executives we value.	Again, we feel that this element works in combination with our other executive pay components to create a competitive executive compensation program.

Administration of our executive compensation program

Our executive compensation program is administered by our compensation committee. Additional details about that committee are located in the corporate governance provisions of this proxy statement, under “Compensation Committee,” on page 8.

The committee meets each year in December to review, approve and recommend (where appropriate or required) to the board the compensation for our named executive officers. The committee’s chairman meets with management before the December meeting and reviews the recommendations to be presented at that meeting. The committee’s salary and bonus determinations, once approved by the board, are generally implemented as of January 1st of the following year. Equity awards are effective as of the date of the committee’s decision to award them.

By holding its meeting in December the committee can take into account the full annual performance of the company, both financially and operationally. If, during the year, circumstances warrant that the committee make adjustments to its previously-approved compensation decisions, the committee will evaluate those needs at one or more meetings scheduled throughout the year. An example of a situation when the committee might make an adjustment to salary before the December meeting would be in the event of a pre-December promotion or material increase in responsibility, or perhaps in the event of a severe downturn in the oil and natural gas industry. The decision to make any salary adjustments would be made on an ad hoc basis, and any or all elements of compensation could be adjusted based on the actual circumstances involved.

In making its determinations, the committee considers the financial and operational results of the company for the year, generally taking into account:

•	the growth of its oil and natural gas reserves;

•	its oil and natural gas production volumes;

•	net income, cash flow, and asset base growth;

•	long-term debt levels;

•	results of acquisitions made during the year;

•	the attainment of any designated business objectives;

•	conditions within our industry; and

•	the relationship of our compensation program to those being offered by other companies.

The committee’s review of these results is a retrospective review, and there are no pre-established performance targets or goals.

Individual performances are also taken into account, as are the individual’s responsibilities, experience, potential and length of service. The process by which individual performance is taken into account is a very informal one, not subject to a specific policy, and this applies to all our named executive officers without regard to their position. Individual contributions are noted in the context of reviewing the overall operational and financial results of the company. For our chief executive officer, those results are the committee’s primary measure of performance; as to the other named executive officers, the chief executive officer’s recommendations to the committee (as described more under “Role of chief executive officer,” page 20), within the context of the overall operating and financial results, are the primary basis on which the committee addresses their individual performance. The committee’s evaluation has always been subjective. There are no specific written criteria or formulas under which an executive officer’s annual compensation is determined or calculated. The factors considered in compensation decisions are not weighted, but are viewed collectively, and, with few exceptions, there are no material differences in how we approach these decisions with respect to individual named executive officers. Because there is no written policy or compensation formula, there have been no formulaic decisions on how to allocate the various types of compensation or forms of awards, how to specifically tie company or individual achievement to the awards, whether prior compensation should be considered in making compensation decisions or whether or how to incorporate other such criteria-based measures into the compensation-setting process.

Role of compensation consultant and chief executive officer

Role of compensation consultant. In both 2006 and 2007, the committee used the services of Longnecker & Associates, a Houston, Texas-based independent outside compensation consultant. The committee’s charter grants it the authority to retain consultants to assist it. Longnecker had no prior relationship with the company, its executive officers, or the compensation committee, and it has never advised management of the company. Longnecker received no compensation from the company other than its fee for consulting with the committee on executive compensation matters. Longnecker assisted the committee in:

•	obtaining better information regarding the competitiveness of our named executive officers’ compensation;

•	providing recommendations on how the committee might further align the named executive officers’ compensation with the long-term and short-term performance of the company;

•	designing and implementing future awards under the company’s new incentive plan; and

•	if needed, determining the financial impact on the company of the various forms of awards that might be made under the plan.

Each year, Longnecker performed a study of our senior management executive compensation structure compared to a group of peer companies in the oil and gas exploration and drilling industry. The Longnecker data provided a background for the committee to use in benchmarking, or comparing, our programs with other independent exploration and production companies as well as certain drilling contractors.

Role of chief executive officer. At the annual

December committee meeting, committee members review the information and recommendations made by our chief executive officer regarding the other named executive officers. Additionally, our chief executive officer meets with the committee and discusses his recommendations. The recommendation of the chief executive officer generally consists of his recommended changes, if any, to the recommendations made by the committee’s compensation consultant. The chief executive officer does not make a recommendation regarding his compensation. The executives subject to the chief executive officer’s recommendations are not present at the time of these deliberations. Following the chief executive officer’s review and departure from the meeting, the committee members then discuss the recommendations, review the financial and operational results of the company for the year and also discuss their opinions regarding the compensation for the chief executive officer. The compensation committee has the authority to accept, reject or adjust the recommendations made to it by the chief executive officer. The committee then sets the compensation for the executive officers (which may or may not involve the grant of an equity award). The committee’s determinations are then submitted to the full board at its meeting held immediately following the committee’s December meeting. The full board then ratifies (and approves, if required) the committee’s determination regarding the compensation for the named executive officers.

Salaries for the named executive officers was determined by the compensation committee at its December, 2006 meeting while annual incentives and long term incentive awards for 2007 were made in December, 2007. Accordingly, information relevant to both those decisions is separately provided below.

Establishment of salaries for 2007

In 2006, Longnecker performed a study of our executive compensation structure compared to 14 companies in the oil and gas exploration and drilling industry. The Longnecker data provided a background for the committee to use in benchmarking, or comparing, our programs with other independent exploration and production companies as well as certain drilling contractors. The 14 companies that served as our peer group in the study are:

Cabot Oil & Gas Corporation (COG)

Cimarex Energy Co. (XEC)

Denbury Resources Inc. (DNR)

Forest Oil Corporation (FST)

Grey Wolf, Inc. (GW)

Helmerich & Payne, Inc. (HP)

Newfield Exploration Co. (NFX)

Parker Drilling Company (PKD)

Patterson-UTI Energy, Inc (PTEN)

Pioneer Drilling Company (PDC)

Pogo Producing Company (PPP)

St. Mary Land & Exploration Co. (SM)

Stone Energy Corporation (SGY)

W&T Offshore, Inc. (WTI).

Longnecker selected these companies for comparison because they were publicly traded companies similar to us in industry, projected revenues, assets, and market capitalization.

Additionally, information from the following published salary surveys was incorporated into Longnecker’s study:

•	Effective Compensation Incorporated, Oil and Gas E&P Compensation Survey;

•	Economic Research Institute, ERI Executive Compensation Assessor 2006;

•	Mercer Human Resources Consulting, 2006 Mercer Benchmark Database Executive;

•	Watson Wyatt, 2006 Top Management Compensation – Industry Report;

•	Mercer Human Resources Consulting, 2006 Energy Compensation Survey; and

•	WordatWork, 2006/2007 Total Salary Increase Budget Survey.

Studies like Longnecker’s only include information on individuals for whom compensation information is publicly disclosed. As a result, these studies typically include only the five most highly-compensated individuals at each company. Generally, this information correlates to our following employees:

Larry D. Pinkston – President and Chief Executive Officer, Unit Corporation;

Mark E. Schell – Senior Vice President, General Counsel and Secretary, Unit Corporation;

David T. Merrill – Chief Financial Officer and Treasurer, Unit Corporation;

John Cromling – Executive Vice President, Unit Drilling Company; and

Bradford J. Guidry – Senior Vice President, Unit Petroleum Company.

We refer to these persons in this proxy statement as the “named executive officers.”

Results of Longnecker 2006 Study. Longnecker’s study revealed that our named executive officers’ salary, as compared to the peer group’s 50th and 75th percentiles, were below market.

The tables below show certain results of their study. The first table shows the salary of our named executive officers for 2006 (as used in the study) while the second table shows the ratio of the named executive officers’ salary within the 50th and 75 th percentiles of the market as reflected in the study.

Table No. 1

Name	Salary ($)
Larry D. Pinkston	450,000
Mark E. Schell	220,000
David T. Merrill	200,000
John Cromling	210,000
Bradford J. Guidry	200,000

Table No. 2

Elements of current compensation	As a ratio to Market		Range of individuals’ compensation within the Market
	50th percentile	75th percentile	50th percentile	75th percentile
Base Salary	.83	.70	.72 - .97	.62 - .88

In addition, the study provided the following information regarding the comparison of our named executive officers’ salary as a percentage of total compensation.

Table No. 3

	Company	50th Percentile	75th Percentile
Base Salary	54%	28%	21%

The following table presents a summary of the comparison of the individual named executive officer’s salary, as compared to that of the 50th percentile contained in the study:

Table No. 4

	Salary($)
Name	Current	50th percentile
Larry D. Pinkston	450,000	532,052
Mark E. Schell	220,000	302,627
David T. Merrill	200,000	279,023
John Cromling	210,000	228,484
Bradford J. Guidry	200,000	206,803

In view of the Longnecker data and individual and corporate performance, the committee determined that for the company to be competitive and to better align the named executive officers’ salary with the company’s performance, it needed to increase our executives’ salary to at least the 50th percentile range, with the 75th percentile range as a long-term goal.

At its December 12, 2006 meeting the committee, in addition to the results of the Longnecker study, reviewed the company’s performance over the course of 2006, taking the following into account:

•	earnings for each of the first three quarters were up over the same periods in 2005;

•	the company had acquired additional significant new proven oil and gas reserves;

•	the company had increased production for the first nine months of 2006 by 35% on a year-over-year basis;

•	the success ratio for wells drilled by its exploration segment was 89% as of December 8, 2006;

•	the company had developed through its own exploration drilling 80 Bcfe and acquired another 41 Bcfe of oil and gas reserves as of December 8, 2006;

•	as of December 8, 2006 oil and gas reserves had grown by 252% of production, exceeding the company’s goal of growing reserves by at least 150% of production;

•	the company’s stock price was $51.83 per share on December 6, 2006, compared to $57.34 per share on January 3, 2006;

•	the rig fleet increased from 112 rigs to 117 rigs during the period from January 1, 2006 to December 8, 2006; and

•

the company’s mid-stream segment had closed an acquisition of a natural gas processing plant, gathering system with 15 miles of pipeline, three field compressors and two plant compressors, and had increased gas gathering and processing operations from 199,363 MMBtu per day in December 2005 to 294,962 MMBtu per day in November 2006.

As a result of its review, the committee approved the following salaries for our named executive officers for 2007:

For our chief executive officer and president, the Longnecker study showed that the 50th percentile pay rate was $532,052 for base salary. The committee elected to raise Mr. Pinkston’s salary from $450,000 to $500,000. Similarly, for Mr. Schell, the committee determined that $302,627 would be the 50th percentile pay rate, but that raising his salary from $220,000 to $275,000 was a reasonable increase. For similar reasons, Mr. Merrill received a raise from $200,000 to $250,000 ($279,023 was the 50th percentile), Mr. Cromling received a raise from $210,000 to $220,000 ($228,484 was the 50th percentile), and Mr. Guidry received a raise from

$200,000 to $210,000 ($206,803 was the 50th percentile).

2007 annual cash bonuses and long term compensation

For 2007, the peer group contained in Longnecker’s study contained the same companies used in 2006, with the exception of Whiting Petroleum. Whiting Petroleum was substituted for Pogo Producing Company which was acquired by another company.

Additionally, information from the following published surveys was incorporated into Longnecker’s 2007 study:

•	Economic Research Institute, ERI Executive Compensation Assessor 2007;

•	Mercer Human Resources Consulting, 2007 Mercer Benchmark Database Executive;

•	Watson Wyatt, 2007 Top Management Compensation – Industry Report;

•	Mercer Human Resources Consulting, 2007 Energy Compensation Survey; and

•	WorldatWork, 2007/2008 Total Salary Increase Budget Survey.

Results of Longnecker study for 2007. Longnecker’s study indicated that our named executive officers’ annual cash bonuses and long-term compensation, individually and as a group, as compared to the peer group’s 50th and 75th percentiles, were below market. The tables below show certain results of their study.

Table No. 1 shows the compensation of our named executive officers for 2007, except the cash bonus which is for 2006, (as used in the study) while Table No. 2 shows the ratio of the named executive officers’ compensation (by component) within the 50th and 75th percentiles of the market as reflected in the study.

Table No. 1

Name	Salary($)	Cash Bonus($)	Targeted LTI Value ($)*
Larry D. Pinkston	500,000	500,015	1,492,340
Mark E. Schell	275,000	210,000	410,352
David T. Merrill	250,000	190,000	373,168
John Cromling	220,000	160,000	273,568
Bradford J. Guidry	210,000	150,000	261,118

*	Based on the number of restricted stock shares issued, a price per share of $44.01, assuming a 10% increase in the total value, a five year hold discounted at 3.5%.

Table No. 2

Elements of current compensation	As a ratio to Market		Range of individuals’ compensation within the Market
	50th percentile	75th percentile	50th percentile	75th percentile
Base Salary	.86	.77	.79 - .90	.69 - .97
Salary and annual incentive	.89	.71	.84 - .97	.65 - .96
Long term incentive	.75	.52	.59 - .87	.40 - .62
Total compensation	.82	.59	.72 - .87	.52 - .78

In addition, the study provided the following information regarding the mix of our compensation as opposed to the 50th and 75th percentile of the market.

Table No. 3

	Company	50th Percentile	75th Percentile
Base Salary	27%	25%	20%
Annual Incentive	22%	19%	20%
Long term incentive	51%	56%	60%

The following table presents a summary of the comparison of the individual named executive officer’s compensation, by component, as compared to that of the 50th percentile contained in the study:

Table No. 4

	Salary($)		Annual incentive($)		Long term incentive($)		Total direct compensation($)
Name	Current	50th Percentile	Current	50th Percentile	Current	50th Percentile	Current	50th Percentile

Larry D. Pinkston	500,000	572,207	500,015	572,207	1,492,340	1,716,620	2,492,355	2,861,034
Mark E. Schell	275,000	330,302	210,000	247,726	410,352	660,603	895,352	1,238,631
David T. Merrill	250,000	314,740	190,000	188,844	373,168	629,480	813,168	1,133,065
John Cromling	220,000	245,374	160,000	147,224	273,568	368,061	653,568	760,659
Bradford J. Guidry	210,000	232,404	150,000	139,442	261,118	348,606	621,118	720,452

Recommendations of compensation consultant. The Longnecker report recommended that the company continue to strengthen its long-term incentives awards, and suggested that a 50/50 mix of restricted stock and stock appreciation rights awards be used to achieve that goal. Longnecker also noted that long-term incentive awards provided by the market are significantly higher than in previous years, largely because of a trend in the industry for companies to grant one-time employee retention incentive awards in an effort to combat a difficult energy labor market, in addition to strong industry performance in the industry, along with an industry-wide preference for placing increasing emphasis on long-term compensation. As a result of that finding, Longnecker recommended that the company also issue one-time retention awards for the named executive officers.

Recommendations of chief executive officer. As set forth in “Role of chief executive officer,” at page 20, our chief executive officer makes recommendations to the committee as to the compensation packages for the named executive officers other than himself. At the December 2007 committee meeting, Mr. Pinkston presented a schedule of recommended compensation that differed from that recommended by Longnecker. The primary basis for Mr. Pinkston’s recommendation was his view that the underlying data used by Longnecker did not adequately match the comparable responsibilities of certain of our named executive officers. For example, Mr. Guidry, the company’s fourth-highest ranking executive and the head of the company’s exploration and operation segment, could not accurately be compared to the fourth-highest ranked person at a company that operates only as an oil and gas exploration company. In other words, Mr. Pinkston believed that the Longnecker results did not fully take into account the multi-segmented operation of the company as compared to single segment peer companies.

Consequently, our chief executive officer recommended that the salaries for 2008 and annual bonus awards for 2007 for the other named executive officers, as compared to the 50% of market set forth in the Longnecker study, be as follows:

	Salary for 2008		Annual Bonus for 2007
Name	50% of Market($)	Chief Executive Officer Recommendation($)	50% of Market($)	Chief Executive Officer Recommendation($)
Mark E. Schell	330,302	300,000	247,726	220,000
David T. Merrill	314,740	290,000	188,844	200,000
John Cromling	245,374	290,000	139,442	220,000
Bradford J. Guidry	233,404	290,000	147,224	160,000

Mr. Pinkston’s recommendations were based on the general constraints of the total amount of the compensation recommended by Longnecker, but reflected a reallocation of that compensation. In the aggregate, Mr. Pinkston’s recommendations fell generally within the 50th and 75th percentiles of the Longnecker peer group, though within the group certain individuals were above and below those percentiles. Mr. Pinkston recommended that Mr. Guidry and Mr. Cromling receive a more significant proportion of the total aggregate recommended increase than that proposed by Longnecker, based on his belief that their specific compensation recommendations were still below market when compared to data of persons whose responsibilities actually reflected that of Mr. Guidry and Cromling. The recommendation provided a level of internal consistency in the relative salaries of the named executive officers, with Mr. Schell at a salary of $300,000 and each of the other named executive officers at a salary of $290,000.

2007 Compensation Decisions. In 2006 the committee had established a goal of increasing our executives’ compensation to at least the 50th percentile range of the peer mix, with the 75th percentile range as a long-term goal, and to start a shift in the configuration of the compensation mix to place a stronger emphasis on annual and long term incentives as opposed to base salary. The committee also determined that the company should, as to the named executive officers, follow the current practices in the industry of paying cash bonuses in a single payment. These were still the goals of the committee in making its 2007 compensation decisions. The committee reviewed the Longnecker recommendations and the chief executive officer’s report, as well as reviewing the company’s performance over the course of 2007, taking the following into account:

•	land drilling segment:

•	added three new drilling rigs to fleet during 2007;

•	closed the acquisition on nine drilling rigs from a private drilling company;

•	maintained an 80% utilization rate in a difficult marketing environment while maintaining above average margin rates;

•	rig margins in the third quarter were the second best in the U.S. land based rig industry; and

•	obtained contracts to build two additional rigs for a customer in Wyoming, for delivery in May 2008.

•	exploration and production segment:

•	achieved 24th consecutive year of replacing in excess of 150% of annual production with new reserves;

•	anticipate that it would finish the year with approximately 514 BCFE of oil and gas reserves, an 8% increase over 2006;

•	increased its annual production by approximately 3% to 54.7 BCFE;

•	drilled approximately 254 wells, up 4% over 2006;

•	achieved an industry competitive finding cost of approximately $3.24 per MCFE;

•	as over 1,000 prospects in its inventory of prospects to be drilled over the next several years; and

•	achieved cash flow growth through October 2007 of 4% as compared to same period in 2006.

•	mid-stream segment:

•	achieved segment cash flow growth of 18% through October 2007, as compared to same period in 2006;

•	increased volumes of natural gas processed through October 2007 by 99% as compared to 2006;

•	obtained contracts and completed construction of new gas gathering system in Northeast Oklahoma; and

•	increased total natural gas processing capacity to 92,000 mmbtu’s per day.

•	corporate:

•

established more efficient systems to manage hedging activities; online system set up to monitor real time changes in commodity pricing and established department to monitor and make recommendations for possible hedges.

As a result of its review, the committee approved the following compensation for our named executive officers:

•

Base Salaries for 2008. For our chief executive officer and president, the Longnecker study showed that the 50 th percentile pay rate was $572,207 for base salary. The committee elected to raise Mr. Pinkston’s salary from $500,000 to $600,000. As to the other named executive officers, the committee followed the recommendations of Mr. Pinkston: Mr. Schell was raised to $300,000 from $275,000, Mr. Merrill received a raise from $250,000 to $290,000, Mr. Cromling received a raise from $220,000 to $290,000, and Mr. Guidry received a raise from $210,000 to $290,000.

•

Cash Bonuses for 2007. The committee’s cash bonus awards were based generally on the Longnecker guidelines as modified by the chief executive officer’s recommendations for the other four named executive officers. Awards were not based on or granted under a plan, and are as follows:

•	Mr. Pinkston: $600,000;

•	Mr. Schell: $220,000;

•	Mr. Merrill: $200,000;

•	Mr. Cromling: $160,000; and

•	Mr. Guidry: $220,000.

•

Long-term Incentive Compensation. The committee decided to follow the Longnecker recommendations for long-term incentive compensation, granting a one-time retention award like that granted to many of the company’s non-executive employees earlier in 2007, as well as granting an award that was an approximately 50/50 combination of stock appreciation rights (“SARs”) and restricted stock awards. It is the committee’s belief that this increased emphasis on awards that are sensitive to corporate performance further aligns the interests of our executives with the interest of our stockholders.

•

Restricted stock component of the combination stock-SARs long-term incentive award. The committee determined that the appropriate per share value was $59.68. This value represented a ten percent value increase for five years in the then approximate $44.01 per share value of the company’s common stock. Vesting of the restricted stock awards is staggered over a four-year period, with the first vesting date being January 1, 2008, subject to the employee remaining with the company. The committee views this staggered vesting schedule as an additional incentive for executive retention. Using the $59.68 per share value, the committee approved the following awards:

•	Mr. Pinkston: 12,481 shares of restricted stock (valued at $744,866);

•	Mr. Schell: 4,576 shares of restricted stock (valued at $273,096);

•	Mr. Merrill: 4,160 shares of restricted stock (valued at $248,269);

•	Mr. Cromling: 2,746 shares of restricted stock (valued at $163,881); and

•	Mr. Guidry: 2,621 shares of restricted stock (valued at $156,421).

The restricted stock awards were evidenced by a restricted stock award agreement entered into between each of the named executive officers and the company. In the event of a change in control of the company, any unvested shares immediately vest in the recipient.

•	SARs component of the combination stock-SARs long-term incentive award. The committee valued each of the SARs at $15.67 (or $59.68 per share less the $44.01 per share value discussed above), and awarded the SARs as follows:

•	Mr. Pinkston: 47,529 SARs (valued at $744,779);

•	Mr. Schell: 17,427 SARs (valued at $273,081);

•	Mr. Merrill: 15,843 SARs (valued at $248,259);

•	Mr. Cromling: 10,456 SARs (valued at $163,845); and

•	Mr. Guidry: 9,981 SARs (valued at $156,402).

Each SAR award was evidenced by a stock settled SAR award agreement entered into between each of the named executive officers and the company. Those agreements, in addition to other provision contained in the plan, provide that one-third of the SARs vest on January 1st of each of the years 2009 through 2011, subject in each case to the employee remaining in the employment of the company. In the event of a change in control, any unvested shares automatically vest to the recipient.

•

One-time retention award of restricted stock. The Longnecker study revealed that long-term incentive awards in the industry had increased markedly over the last year, largely due to an increase in one-time awards being offered by energy companies to combat the difficult labor market in the sector, as well as strong industry performance and an overall desire to place more weight on long-term compensation. In August of 2007, the company had granted one-time retention awards to certain of its non-executive employees, and Longnecker recommended that similar one-time retention stock awards for the company’s named executive officers be made. The committee approved the following one-time retention awards of restricted stock which were granted subject to a vesting date of August 23, 2010, the same date used in the non-executive awards mentioned above:

•	Mr. Pinkston: 18,267 shares (valued at $809,411);

•	Mr. Schell: 10,047 shares (valued at $445,183);

•	Mr. Merrill: 9,134 shares (valued at $404,728);

•	Mr. Guidry: 8,038 shares (valued at $356,164); and

•	Mr. Cromling: 7,672 shares (valued at $339,946).

Again, the committee believes those awards are tied to corporate performance and align the interests of our executives with the interest of our stockholders.

Future goals:

The committee is working towards implementing a compensation program for our named executive officers which is based on the use of pre-established specific objective performance based measurements. However, there is no assurance that the committee will in fact implement such a program, or, if it does, when it will go into effect.

Executive stock ownership policy:

Although we encourage our named executive officers to own stock or other equity interests in the company, we do not require them to own stock or other equity interests in the company. During the course of their employment, all named executive officers have received compensation in the form of stock or other equity interests. We have a policy of prohibiting our executive officers (and directors) from engaging in short-term or speculative transactions in our securities, including hedging activities.

No backdating or spring loading:

We do not backdate options, grant options retroactively or reprice existing options. In addition, we do not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Option awards are granted at fair market value on the date the option is approved. The company’s general practice is to grant options only on an annual grant basis, although there are occasions when grants have been made on other dates, such as in connection with a newly-hired employee.

Director Compensation:

In setting non-employee director compensation, the compensation committee recommends the form and amount of compensation to the board of directors and the board of directors makes the final determination. In considering and recommending the compensation of non-employee directors, the compensation committee considers such factors as it deems appropriate, including historical compensation information, level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications and market data. To date, the compensation committee has not used a consultant to aid it in its determination of these fees.

Accounting and tax considerations:

Before 2006, the primary form of equity compensation that we awarded consisted of stock options. We selected this form of award because of the favorable accounting and tax treatment and the expectation of employees in our industry. However, beginning in 2006, the accounting treatment of stock options changed as a result of Statement of Financial Accounting Standards No. 123(R), making the accounting treatment of stock options less attractive. As a result, we determined that it would be better to use stock appreciation rights, restricted stock or a mix of the two.

Section 162(m):

The committee considers the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our named executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for certain executive officers, unless the compensation is performance-based.

The committee has examined our current executive compensation program and understands that most of the compensation paid to our named executive officers may not be deductible under Section 162(m). However, the committee does not believe that the loss of any deductions will be likely to have a material negative financial impact on the company. The estimated net impact on the company for 2007 was approximately $53,000. The committee also believes that it is important to retain the flexibility to motivate performance through awards or programs that do not meet all of the requirements of Section 162(m). The committee will continue to monitor the issue of deductibility, and make adjustments to our executive compensation programs as it feels appropriate and warranted.

Nonqualified deferred compensation:

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law changing the tax rules applicable to nonqualified deferred compensation arrangements. A more detailed discussion of our nonqualified deferred compensation program is provided on page 36 under the heading “Non-qualified deferred compensation.”

Employment Agreements:

We currently do not have any employment agreements with our named executive officers.

Summary compensation table

The following table sets forth information regarding the compensation paid, distributed, or earned by for our named executive officers for 2007 and 2006.

SUMMARY COMPENSATION TABLE FOR 2007 AND 2006

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)		Option Awards ($)(4)		Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)	(i)	(j)
Larry D. Pinkston, President and CEO	2007	500,000	600,000	386,342	(7)	462,326	(12)	-	-	24,011	1,972,679
	2006	450,000	500,015	191,359	(7)	111,539	(12)	-	-	19,414	1,272,327
Mark E. Schell, Sr. V.P., Secretary and General Counsel	2007 2006	275,000 220,000	220,000 210,000	130,539 79,473	(8) (8)	158,691 80,176	(13) (13)	- -	- -	24,076 22,475	808,306 612,124

David T. Merrill, CFO and Treasurer	2007	250,000	200,000	118,901	(9)	131,382	(16)	-	-	28,958	729,241
	2006	200,000	190,000	72,872	(9)	50,468	(14)	-	-	28,165	541,505
John Cromling, Executive V.P. - Drilling	2007 2006	220,000 210,000	160,000 160,000	88,605 66,333	(10) (10)	128,207 94,564	(15) (15)	- -	- -	27,143 22,312	623,955 553,209

Bradford J. Guidry, Sr. V.P. Exploration	2007 2006	210,000 200,000	220,000 150,000	84,860 62,894	(11) (11)	125,069 94,366	(16) (16)	- -	- -	22,625 22,164	662,554 529,424

Notes to table:

(1)	Compensation deferred at the election of an executive is included in the year earned. During 2006 and 2007, the following named executives deferred, on a discretionary basis, the following amounts of salary or bonus into the company’s compensation deferral plans:

	Amounts Deferred
Name	Salary($)	Bonus($)
2006
Larry D. Pinkston	36,000	80,000
Mark E. Schell	21,593	12,740
David T. Merrill	7,666	7,333
John Cromling	6,866	13,133
Bradford J. Guidry	4,333	15,666

2007
Larry D. Pinkston	60,000	50,500
Mark E. Schell	24,010	20,590
David T. Merrill	51,200	15,500
John Cromling	-	20,500
Bradford J. Guidry	-	20,500

(2)	The amounts in column (d) reflect the bonus amount earned in the year without regard to the year(s) those amounts were actually paid, and do not include amounts earned in prior years but paid in the stated year.

(3)	The amounts included in the “Stock Awards” column are the amounts of compensation cost recognized by the company in the stated years related to restricted stock awarded in that and prior years, as described in FAS 123(R), but does not include any impact of estimated forfeitures. For a discussion of the valuation assumptions used in calculating these values for year 2006, see Note 1 to our 2006 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006, and for a discussion of the valuation assumptions used in calculating these values for year 2007, see Notes 2 and 11 to our 2007 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007. The amount shown does not represent amounts paid to the named executive officers.

(4)	The amounts included in the “Option Awards” column are the amounts of compensation cost recognized by the company in the stated fiscal years related to stock option grants and SAR awards, as described in FAS 123(R), but does not include any impact of estimated forfeitures. For a discussion of the valuation assumptions used in calculating these values, see Note 1 to our Consolidated Financial Statements included in our annual reports on Form 10-K for the years ended December 31, 2006, and for a discussion of the valuation assumptions used in calculating these values for year 2007, see Notes 2 and 11 to our 2007 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007. The amount shown does not represent amounts paid to the named executive officers. The amount shown does not represent amounts paid to the named executive officers.

(5)	W do not provide for preferential or above-market earnings on deferred compensation.

(6)	The table below shows the components of this column:

Name	401(k) Match for stated Plan year ($)*	Personal Car Allowance ($)		Club Membership ($)	Total “All Other Compensation” ($)
2006
Larry D. Pinkston	15,444	3,250		720	19,414
Mark E. Schell	15,444	6,250		781	22,475
David T. Merrill	15,444	6,000		6,721	28,165
John Cromling	15,444	1,049	**	5,819	22,312
Bradford J. Guidry	15,444	6,000		720	22,164

2007
Larry D. Pinkston	15,795	7,500		716	24,011
Mark E. Schell	15,795	7,500		781	24,076
David T. Merrill	15,795	6,000		7,163	28,958
John Cromling	15,795	5,228	**	6,120	27,143
Bradford J. Guidry	15,795	6,000		830	22,625

*	The company’s matching contribution is made in shares of the company’s common stock.

**	This amount represents the imputed income attributable to Mr. Cromling’s use of a company vehicle.

(7)	Of the $191,359 of compensation cost recognized by the company in 2006, (i) $75,003 is attributable to restricted stock granted before 2006, and (ii) $116,356 is attributable to restricted stock granted in 2006. Of the $386,342 of compensation cost recognized by the company in 2007, (i) $238,255 is attributable to restricted stock granted before 2007, and (ii) $148,087 is attributable to restricted stock granted in 2007.

(8)	Of the $79,473 of compensation cost recognized by the company in 2006, (i) $47,485 is attributable to restricted stock granted before 2006, and (ii) $31,988 is attributable to restricted stock granted in 2006. Of the $130,539 of compensation cost recognized by the company in 2007, (i) $74,449 is attributable to restricted stock granted before 2007, and (ii) $56,090 is attributable to restricted stock granted in 2007.

(9)	Of the $72,872 of compensation cost recognized by the company in 2006, (i) $43,783 is attributable to restricted stock granted before 2006, and (ii) $29,089 is attributable to restricted stock granted in 2006. Of the $118,901 of compensation cost recognized by the company in 2007, (i) $67,910 is attributable to restricted stock granted before 2007, and (ii) $50,991 is attributable to restricted stock granted in 2007.

(10)	Of the $66,333 of compensation cost recognized by the company in 2006, (i) $45,008 is attributable to restricted stock granted before 2006, and (ii) $21,325 is attributable to restricted stock granted in 2006. Of the $88,605 of compensation cost recognized by the company in 2007, (i) $54,067 is attributable to restricted stock granted before 2007, and (ii) $34,538 is attributable to restricted stock granted in 2007.

(11)	Of the $62,894 of compensation cost recognized by the company in 2006, (i) $42,501 is attributable to restricted stock granted before 2006, and (ii) $20,393 is attributable to restricted stock granted in 2006. Of the $84,860 of compensation cost recognized by the company in 2007, (i) $51,509 is attributable to restricted stock granted before 2007, and (ii) $33,351 is attributable to restricted stock granted in 2007.

(12)	Of the $111,539 of compensation cost recognized by the company in 2006, (i) $23,716 is attributable to stock appreciation rights granted in 2006, and (ii) $87,823 to stock options granted before 2006. Of the $462,326 of compensation cost recognized by the company in 2007, (i) $388,495 is attributable to stock appreciation rights granted before 2007, (ii) $21,077 is attributable to stock appreciation rights granted in 2007, and (iii) $52,754 is attributable to stock options granted before 2007.

(13)	Of the $80,176 of compensation cost recognized by the company in 2006, (i) $6,522 is attributable to stock appreciation rights granted in 2006, and (ii) $73,654 to stock options granted before 2006. Of the $158,691 of compensation cost recognized by the company in 2007, (i) $106,817 is attributable to stock appreciation rights granted before 2007, (ii) $7,726 is attributable to stock appreciation rights granted in 2007, and (iii) $44,148 is attributable to stock options granted before 2007.

(14)	Of the $50,468 of compensation cost recognized by the company in 2006, (i) $5,929 is attributable to stock appreciation rights granted in 2006, and (ii) $44,539 to stock options granted before 2006. Of the $131,382 of compensation cost recognized by the company in 2007, (i) $97,307 is attributable to stock appreciation rights granted before 2007, (ii) $7,026 is attributable to stock appreciation rights granted in 2007, and (iii) $27,049 is attributable to stock options granted before 2007.

(15)	Of the $94,564 of compensation cost recognized by the company in 2006, (i) $4,348 is attributable to stock appreciation rights granted in 2006, and (ii) $90,216 to stock options granted before 2006. Of the $128,207 of compensation cost recognized by the company in 2007, (i) $70,968 is attributable to stock appreciation rights granted before 2007, (ii) $4,637 is attributable to stock appreciation rights granted in 2007, and (iii) $52,602 is attributable to stock options granted before 2007.

(16)	Of the $94,366 of compensation cost recognized by the company in 2006, (i) $4,150 is attributable to stock appreciation rights granted in 2006, and (ii) $90,216 to stock options granted before 2006. Of the $125,069 of compensation cost recognized by the company in 2007, (i) $68,041 is attributable to stock appreciation rights granted before 2007, (ii) $4,426 is attributable to stock appreciation rights granted in 2007, and (iii) $52,602 is attributable to stock options granted before 2007.

Grant of plan-based awards

The following table sets forth the plan-based grants made to the named executive officers during 2007:

GRANTS OF PLAN-BASED AWARDS FOR 2007
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maxi- mum ($)	Thresh- old (# shares)	Target (# shares)	Maxi- mum (# shares)

(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)		(k)(2)	(l)(3)
Larry D. Pinkston	12/19/07	-	-	-	-	-	-	18,267	(4)				809,411
	12/19/07	-	-	-	-	-	-	12,481	(5)				553,033
	12/19/07	-	-	-	-	-	-			47,529	(6)	44.31	1,076,214
Mark E. Schell	12/19/07	-	-	-	-	-	-	10,047	(4)				445,183
	12/19/07	-	-	-	-	-	-	4,576	(5)				202,763
	12/19/07	-	-	-	-	-	-			17,427	(6)	44.31	394,605
David T. Merrill	12/19/07	-	-	-	-	-	-	9,134	(4)				404,728
	12/19/07	-	-	-	-	-	-	4,160	(5)				184,330
	12/19/07	-	-	-	-	-	-			15,843	(6)	44.31	358,738
John Cromling	12/19/07	-	-	-	-	-	-	7,672	(4)				339,946
	12/19/07	-	-	-	-	-	-	2,746	(5)				121,675
	12/19/07	-	-	-	-	-	-			10,456	(6)	44.31	236,759
Bradford J. Guidry	12/19/07	-	-	-	-	-	-	8,038	(4)				356,164
	12/19/07	-	-	-	-	-	-	2,621	(5)				116,137
	12/19/07	-	-	-	-	-	-			9,981	(6)	44.31	226,003

Notes to table:

(1)	All awards made under the company’s stock and incentive compensation plan.

(2)	Represents the closing stock price of our common stock on the NYSE on the grant date.

(3)	Represents the grant date fair value of SARs and restricted stock. The fair value is calculated based on the grant date fair value of the award as determined under FAS 123(R) for financial reporting purposes but does not include any impact of estimated forfeitures and does not represent amounts paid to the named executive officers for the year. For a discussion of the valuation assumptions used in calculating these values, see Note 2 and 11 to our 2007 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007.

(4)	Represents restricted stock shares that vest 100% on August 23, 2010.

(5)	Represents restricted stock shares that vest in four annual installments of 25% during January of each of the years 2008 through 2011.

(6)	Represents shares of stock appreciation rights (stock settled) that vest in one-third annual increments during January of each of the years 2009 through 2011.

Based on the salary, cash bonus, and fair value of the equity awards (including the one-time restricted stock retention award) granted to our named executive officers in 2007, salary and bonus accounted for approximately 34% of their total compensation, while equity compensation accounted for 66%. In 2006, those percentages were approximately 82% salary and bonus and 18% equity compensation. Because the value of certain awards included in some of the above tables is based on the Financial Accounting Standards Board Statement of Financial

Accounting Standards No. 123 (revised 2004) Share-Based Payments (FAS 123(R)) value rather than the fair market value, these percentages may not be able to be derived using the amounts reflected in the above tables.

The compensation committee’s salary determinations for 2007 were based primarily on our chief executive officers recommendations and the Longnecker report. The committee made certain adjustments to the Longnecker recommendations based on the concerns expressed to it by our chief executive officer.

There were no performance targets and there was no weighting of factors considered by the committee, rather all the reviewed information was considered as a totality.

The restricted stock awards authorized by the committee with regard to 2007 compensation reflect amounts granted in December 2007, and do not include amounts granted in prior years. See footnote 4 to the “Outstanding Equity Awards at end of 2007” table for more information on these restricted stock awards from earlier years. There are no performance-based conditions that affect the vesting schedule, except that the employee remains in the employ of the company. In the event of a change in control of the company, any unvested shares immediately vest in the recipient. The recipient of each award of restricted stock has all of the rights of a holder of shares of our common stock, including the right to vote those shares and to receive any cash dividends that might be issued with regard to our common stock. The compensation committee, however, may determine that any cash dividends shall be automatically reinvested in additional shares which shall become shares of restricted stock and shall be subject to the same restrictions and other terms of the award. To date, we have not issued any dividends with respect to its common stock.

Amounts realizable from prior compensation did not affect the awards set forth above. There was no repricing involved with respect to any outstanding equity-based award or option. No targets factored into the compensation determinations reflected above. Allocation among the elements of compensation was determined in the compensation committee’s discretion, based on its general experience, prior practices and the advice and recommendations from its compensation consultant.

Outstanding equity awards at end of 2007

The following table shows outstanding equity awards at December 31, 2007 for each of the named executive officers:

OUTSTANDING EQUITY AWARDS AT END OF 2007
	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)(1)	(c)		(d)	(e)	(f)	(g)(4)	(h)	(i)	(j)
Larry D. Pinkston	12,000				3.75	12/22/08	38,347	1,761,373
	7,500				16.6875	12/19/10
	7,500				19.04	12/17/12
	8,000	2,000			22.95	12/17/13
	6,000	4,000			37.83	12/14/14
		23,716	(2)		51.76	12/12/16
		47,529	(3)		44.31	12/19/17
Mark E. Schell	12,000				3.75	12/22/08	17,020	775,566
	7,500				16.6875	12/19/10
	7,500				19.04	12/17/12
	6,000	1,500			22.95	12/17/13
	5,100	3,400			37.83	12/14/14
		6,522	(2)		51.76	12/12/16
		17,427	(3)		44.31	12/19/17
David T. Merrill	4,000	1,000			21.50	8/25/13	15,480	705,475
	2,400	600			22.95	12/17/13
	3,000	2,000			37.83	12/14/14
		5,929	(2)		51.76	12/12/16
		15,843	(3)		44.31	12/19/17
John Cromling	1,000				19.04	12/17/12	12,168	555,562
	700	700			22.95	12/17/13
	2,100	1,400			37.83	12/14/14
	3,000	4,500			37.69	5/25/15
		4,348	(2)		51.76	12/12/16
		10,456	(3)		44.31	12/19/17
Bradford J. Guidry	5,000				16.6875	12/19/10	12,324	561,660
	2,800	700			19.04	12/17/12
	2,100	1,400			22.95	12/17/13
	3,000	4,500			37.83	12/14/14
		4,150	(2)		37.69	5/25/15
		9,981	(3)		51.76	12/12/16
					44.31	12/19/17

Notes to table:

(1)	Each option grant has a ten-year term and vests in 20% annual increments beginning on the first anniversary of the grant date. Exercise prices are determined using the closing market price of our common stock on the date of grant.

(2)	These shares of stock appreciation rights (stock settled) vest in one-third increments on January 1st of each of the years 2008 through 2010.

(3)	These shares of stock appreciation rights (stock settled) vest in one-third increments in January of each of the years 2009 through 2011.

(4)	Further information regarding these restricted stock shares is as follows:

Name	Award date	Total shares subject to award	Grant date FMV $	Vesting schedule (#)
				1/1/07	1/1/08
Larry Pinkston	12/13/05	1,715	99,985	858	857
Mark Schell	12/13/05	1,086	63,314	543	543
David Merrill	12/13/05	1,001	58,359	501	500
John Cromling	12/13/05	1,029	59,991	515	514
Brad Guidry	12/13/05	972	56,668	486	486

Name	Award date	Total shares subject to award	Grant Date FMV $	Vesting schedule (#)
				1/1/07	1/1/08	1/1/09	1/1/10
Larry Pinkston	12/12/06	8,990	465,322	(2,248)	2,247	2,248	2,247
Mark Schell	12/12/06	2,472	127,951	(618)	618	618	618
David Merrill	12/12/06	2,248	116,357	(562)	562	562	562
John Cromling	12/12/06	1,648	85,300	(412)	412	412	412
Brad Guidry	12/12/06	1,573	81,418	(394)	393	393	393

Name	Award date	Shares subject to award and vesting August 23, 2010 (#)	Grant date FMV $
Larry Pinkston	12/19/07	18,267	809,411
Mark Schell	12/19/07	10,047	445,183
David Merrill	12/19/07	9,134	404,728
John Cromling	12/19/07	7,672	339,946
Brad Guidry	12/19/07	8,038	356,164

Name	Award date	Shares subject to award	Grant date FMV $	Vesting schedule (#)
				1/1/08	1/5/09	1/4/10	1/3/11
Larry Pinkston	12/19/07	12,481	553,033	3,121	3,120	3,120	3,120
Mark Schell	12/19/07	4,576	202,763	1,144	1,144	1,144	1,144
David Merrill	12/19/07	4,160	184,330	1,040	1,040	1,040	1,040
John Cromling	12/19/07	2,746	121,675	687	687	686	686
Brad Guidry	12/19/07	2,621	116,137	656	655	655	655

Option exercises and stock vested

The table below shows information regarding options and stock awards exercised and vested, respectively, for the named executive officers in 2007.

OPTION EXERCISES AND STOCK VESTED FOR 2007
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)	(c)(1)	(d)	(e)(2)
Larry D. Pinkston	-	-	3,106	150,486
Mark E. Schell	-	-	1,161	56,250
David T. Merrill	-	-	1,063	51,502
John Cromling	2,400	101,686	927	44,913
Bradford J. Guidry	1,000	44,963	880	42,636

Notes to table:

(1)	Value realized equals fair market value of the stock on date of exercise, less the exercise price, times the number of shares acquired.

(2)	Value realized equals fair market value of the stock on date of vesting times the number of shares acquired.

Non-qualified deferred compensation

We permit the named executive officers and certain other employees to elect to receive a portion of their compensation on a deferred basis under our salary deferral plan (an unsecured, non-qualified, deferred compensation plan). We do not provide any matching contributions to this plan. Certain material terms of that plan are discussed below.

Under the plan, each participant may elect to defer up to 100% of his base salary and cash bonuses he may earn.

A participant’s deferrals under the plan (including earnings) are credited with investment gains and losses until the amounts are paid out. Account balances are invested in phantom investments selected by the executive from an array of investment options that mirror the funds in our 401(k) plan (less the company’s common stock fund), subject to restrictions established by the plan administrator. Participants can change their investment selections at the time and in the manner specified by the plan administrator prospectively by contacting the plan’s trustee in the same manner that applies to participants in our 401(k) plan.

The following table presents the investment gain or loss (expressed as a percentage of rate of return) for each of the investment options under the plan for 2007.

FUND	PERCENTAGE RETURN
LargeCap Value Sel Fund	- 4.05%
Neuberger Berman Partners Tr Fund	9.84%
LargeCap S&P 500 Index Sel Fund	5.01%
American Funds Growth Fund of America R3 Fund	10.59%
LargeCap Growth Sel Fund	22.63%
MidCap Value I Sel	2.08%
MidCap S&P 400 Index Sel Fund	7.51%
MidCap Growth I Sel Fund	10.59%
SmallCap Value Sel Fund	-7.75%
Neuberger Berman Genesis Tr Fund	21.8%
Fidelity Advisor Small Cap T Fund	12.65%
Dodge & Cox International Stock Fund	11.71%
Principal Investors LifeTime Strategic Income Sel Fund	1.44%
Principal Investors LifeTime 2010 Sel Fund	3.32%
Principal Investors LifeTime 2020 Sel Fund	4.88%
Principal Investors LifeTime 2030 Sel Fund	5.88%
Principal Investors LifeTime 2040 Sel Fund	6.60%
Principal Investors LifeTime 2050 Sel Fund	6.67%
PIMCO Total Return Admin Fund	8.81%
Dreyfus Bond Market Index Inv. Fund	6.68%
S&P 600 index SEI Fund	-0.70%

A participant’s plan balance becomes payable 30 days following the participant’s termination of employment. At the participant’s election, the plan balance may be paid as a lump sum, or in monthly or annual installments over a period of no longer than five years. If a participant does not timely designate a payment method, then payment will be made in a lump sum. If a participant elects payment over a period of years, the participant may elect that all remaining payments to his or her beneficiary be made in a lump sum on this participant’s death. Despite the foregoing, a participant may elect to receive a lump sum distribution from the plan in the event of certain severe financial hardships. The amount of any hardship distribution may not exceed the amount necessary to satisfy the hardship.

The following table shows the named executive officers’ contributions, earnings and account balances in our non-qualified plan, as of December 31, 2007.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2007
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)(1)	(c)(2)	(d)	(e)	(f)(3)
Larry D. Pinkston	89,000	-	152,568	-	1,233,443
Mark E. Schell	28,963	-	56,804	-	339,036
David T. Merrill	51,200	-	1,439	-	-
John Cromling	-	-	-	-	-
Bradford J. Guidry	-	-	-	-	-

Notes to table:

(1)	The “Executive Contributions” column above (column (b)) shows amounts that were also reported as “salary” or “bonus” in the 2007 Summary Compensation Table on page 29. Those amounts, as well as amounts in the “Aggregate Balance” column (column (f)) that represent salary or bonus that were reported in the Summary Compensation Tables for proxy materials in prior years, are quantified below. The table below also quantifies the annual rate of return earned by the named executive officers during 2007.

Name	Amount included in both Non-qualified Deferred Compensation Table and 2007 Summary Compensation Table ($)	Amount included in Non-qualified Deferred Compensation Table previously Reported in Prior year’s Summary Compensation Tables ($)	Annual Rate of Return for 2007
Larry D. Pinkston	89,000	501,831*	14.54%
Mark E. Schell	28,963	122,915*	20.78%
David T. Merrill	49,067	-	6.14%
John Cromling	-	-	-
Bradford J. Guidry	-	-	-

*	reflects amounts for years 1997 through 2006. Specific information as to each year before 1997 is not readily available.

(2)	We do not make contributions to its non-qualified deferral plan.

(3)	The aggregate balances represent amounts that the named executive officers earned but elected to defer, plus earnings or losses.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

The discussion below provides a summary of the various plans and contracts (payable or that may be payable) under which each of the named executive officers would be entitled to certain compensation in the event of termination of that executive’s employment. The actual amounts to be paid out can only be determined at the time of the executive’s separation from service, and may well be different than the figures set forth below.

Separation benefit plan

On December 20, 1996, effective as of January 1, 1997, our board adopted the

Separation Benefit Plan of Unit Corporation and Participating Subsidiaries. This plan is generally applicable to all of our full-time salaried employees and to the salaried employees of our subsidiaries, who have been with their employer for at least one year. Subject to the terms of the plan, any eligible employee whose employment is terminated is entitled to receive a separation benefit in an amount calculated by dividing the eligible employee’s average annual base salary in effect immediately before the employee’s separation by 52 to determine a weekly separation benefit amount. The number of weekly separation benefit payments then payable to an eligible employee is calculated based on the employee’s years of service in accordance with a schedule set forth in the plan. Employees who voluntarily leave their employment are not entitled to receive a separation benefit unless they have completed at least 20 years of service. Any eligible employee who has completed 20 years of service or more is vested in his or her separation benefit, subject to fulfilling the other requirements of the plan. Separation benefit payments are limited to a maximum of 104 weekly payments. The plan also provides that, unless otherwise provided by our board before a “change-in-control” of the company, as defined in the plan, all eligible employees shall be vested in their separation benefit as of the date of the “change-in-control” based on their years of service. As a condition to receiving the separation benefits, employees must sign a separation agreement waiving any claims the employee may have against the company or its subsidiaries.

This table identifies the amounts that would be due to each of our named executive officers assuming that these amounts were determined as of December 31, 2007.

ESTIMATED BENEFIT AMOUNTS AS OF DECEMBER 31, 2007
Name	Amount Due Under Plan($)*
Larry D. Pinkston	1,000,000
Mark E. Schell	423,077
David T. Merrill	76,923
John Cromling	169,231
Bradford J. Guidry	306,923

*	Assumes for purposes of this disclosure only that the amount shown has either vested under the terms of the plan or that a change-in-control of the company (as defined in the plan) has occurred.

Senior management separation benefit plan

On October 28, 1997, our board adopted the Separation Benefit Plan for Senior Management. This plan is similar in terms to the benefits and requirements described above for the Separation Benefit Plan, with the exception that the compensation committee determines who will participate in this plan. In addition, the committee is given the authority to increase (up to a maximum of 104) the number of weekly separation benefit payments a participant would otherwise be entitled to receive under the plan if the participant is involuntarily terminated.

Effective with their retirement from the company, certain former executives received payments under this plan. Their compensation was paid out over a period not exceeding 26 months. Currently there are no participants in this plan, and no payments are being made under the plan.

Special separation benefit plan

This plan is identical to the Separation Benefit Plan with the exception that a participant will vest in his or her earned benefit on the earliest of the participant reaching the age of 65 or serving 20 years with us. There are currently 31 employees participating in this plan. None of the named executive officers are participants in this plan. Participation in this plan is in lieu of participation in any of the other separation benefit plans discussed above.

Change-in-control arrangements

Unit Corporation Amended and Restated Stock Option Plan. As provided for in option agreements entered into under the terms of the Unit Corporation Amended and Restated Stock Option Plan, all stock options vest immediately in the event of a “change-in-control” of the company. A “change-in-control” is deemed to have occurred at the time any person or group, other than the company or an “Exempt Person,” is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities. An Exempt Person is generally defined to be any person (or estate or trust of such person) who, on the date of the plan, owned securities representing more than 20% of the combined voting power of our then outstanding securities, and any spouse, parent or issue of such person.

Unit Corporation Stock and Incentive Compensation Plan. The restricted shares of stock and the SARs awards granted in December 2006 and December 2007 under the Unit Corporation Stock and Incentive Plan vest immediately in the event of a “change-of-control” of the company. Under that plan, a “change-in-control” is generally defined as:

(1)	Any individual, entity or group acquiring beneficial ownership of 15% of more of either the outstanding shares of the company’s common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors;

(2)	Individuals who constitute the board on the date thereof ceasing to constitute a majority of the board (provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent board);

(3)	Approval by our stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another entity, unless following the business combinations:

•

all or substantially all of the beneficial owners of the company’s then outstanding common stock prior to the business combination own more than 70% of the outstanding common stock of the company resulting from the business combination;

•	no person, entity or group owns 25% or more of the outstanding voting securities of the company resulting from the business combination; and

•	at least a majority of the board of the company resulting from the business combination were members of the company’s board prior to the business combination; or

(4)	Approval by our stockholders of a complete liquidation or dissolution of the company.

Key Employee Contracts. We have entered into key employee change-in-control contracts with Messrs. Pinkston, Schell, Merrill and Belitz. Mr. Belitz is our Controller. These contracts have an initial three-year term that is automatically extended for one year on each anniversary, unless a notice not to extend is given by us. If a change-in-control of the company (as defined below) occurs during the term of the contract, then the contract becomes operative for a fixed three-year period. The contracts generally provide that the executive’s terms and conditions of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change-in-control. If the executive’s employment is terminated by the company (other than for cause, death or disability), the executive terminates for good reason during the three-year period, or the executive terminates employment for any reason during the 30-day period following the first anniversary of the change-in-control, and on certain terminations before a change-in-control or in connection with or in anticipation of a change-in-control, the executive is generally entitled to receive from the company in a lump sum the following payment and benefits:

•	earned but unpaid compensation;

•	up to 2.9 times the executive’s base salary plus annual bonus (based on historic annual bonus); and

•	the company matching contributions that would have been made had the executive continued to participate in the company’s 401(k) plan for up to an additional three years.

In addition, the contract provides for a continuation of various medical, dental, disability and life insurance plans for a period of up to three years, outplacement services and the payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the contract. The contract provides that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code.

As a condition to receipt of these severance benefits, the executive must remain in the employ of the company and render services commensurate with his position. The executive must also agree to retain in confidence any and all confidential information known to him concerning the company and its business so long as the information is not otherwise publicly disclosed. As of the date of this proxy statement, no amounts have been paid under these contracts.

For purposes of these contracts, a change-in-control is generally defined as:

(1)	Any individual, entity or group acquiring beneficial ownership of 15% or more of either the outstanding shares of the company’s common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors;

(2)	Individuals who constitute the board on the date thereof cease to constitute a majority of the board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent board;

(3)	Approval by our stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another entity, unless following the business combination:

•

all or substantially all of the beneficial owners of our outstanding common stock before the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

•	no person, entity or group owns 15% or more of the outstanding voting securities of the corporation resulting from the business combination; and,

•	at least a majority of the board of the company resulting from the business combination were members of the company’s board prior to the business combination; or

(4)	Approval by our stockholders of a complete liquidation or dissolution of the company.

Payments on termination or change-in-control table

The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers or their beneficiaries on termination in various circumstances, assuming termination on December 31, 2007. The potential payments are based on the various plans maintained by us as well as the negotiated contractual terms of certain agreements we have made with some of the named executive officer’s. For a more detailed description of each of these plans and agreements, see the discussion of each plan and agreement under “Potential Payments on Termination or Change-in-Control”. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive, which would only be known at the time that they become eligible for payment under the plan or agreement were to occur.

The amounts presented in the below table are in addition to each of the named executive officer’s deferred compensation noted in the Non-Qualified Deferred Compensation for 2007 table on page 38.

	TYPE OF TRIGGERING EVENT
Named Executive Officer	Death or Disability	Voluntary Termination or Retirement	Change in Control without Termination	Termination by Company for Cause	Termination by Company without Cause unrelated to Change in Control	Termination by Company or by Executive for Good Reason after Change in Control	Termination by Executive without Good Reason after Change in Control
Larry D. Pinkston

Key Employee Contract Payments:
Salary under contract formula(1)	-	-	-	-	-	$1,450,000	-
Bonus under contract formula(1)	-	-	-	-	-	$1,740,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	$650,000	-
Tax Gross-up(2)	-	-	-	-	-	$1,679,229	-
36 months 401(k) company match	-	-	-	-	-	$47,385	-
Health Insurance(3)	-	-	-	-	-	$34,884	-
Disability Insurance(3)	-	-	-	-	-	$2,700	-
Outplacement Services	-	-	-	-	-	$30,000	-
Stock Awards(4)	$1,773,549	-	$1,773,549	-	-	$1,773,549	$1,773,549
Option and SARs Awards(5)	$172,485	-	$172,485	-	-	$172,485	$172,485
Separation Benefit Plan Payment	$1,000,000	$1,000,000	-	-	$1,000,000	$1,000,000	$1,000,000
	$2,946,034	$1,000,000	$1,946,034	$-	$1,000,000	$8,580,232	$2,946,034
Mark E. Schell

Key Employee Contract Payments:
Salary under contract formula(1)	-	-	-	-	-	$797,500	-
Bonus under contract formula(1)	-	-	-	-	-	$638,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	$251,667	-
Tax Gross-up(2)	-	-	-	-	-	$700,239	-
36 months 401(k) company match	-	-	-	-	-	$47,385	-
Health Insurance(3)	-	-	-	-	-	$34,884	-
Disability Insurance(3)	-	-	-	-	-	$1,980	-
Outplacement Services	-	-	-	-	-	$30,000	-
Stock Awards(4)	$787,175	-	$787,175	-	-	$787,175	$787,175
Option and SARs Awards(5)	$97,385	-	$97,385	-	-	$97,385	$97,385
Separation Benefit Plan Payment	$423,077	$423,077	-	-	$423,077	$423,077	$423,077
	$1,307,637	$423,077	$884,560	$-	$423,077	$3,809,292	$1,307,637

	TYPE OF TRIGGERING EVENT
Named Executive Officer	Death or Disability	Voluntary Termination or Retirement	Change in Control without Termination	Termination by Company for Cause	Termination by Company without Cause unrelated to Change in Control	Termination by Company or by Executive for Good Reason after Change in Control	Termination by Executive without Good Reason after Change in Control
David T. Merrill
Key Employee Contract Payments:
Salary under contract formula(1)	-	-	-	-	-	$725,000	-
Bonus under contract formula(1)	-	-	-	-	-	$580,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	$229,167	-
Tax Gross-up(2)	-	-	-	-	-	$639,717	-
36 months 401(k) company match	-	-	-	-	-	$47,385	-
Health Insurance(3)	-	-	-	-	-	$21,888	-
Disability Insurance(3)	-	-	-	-	-	$1,800	-
Outplacement Services	-	-	-	-	-	$30,000	-
Stock Awards(4)	$715,950	-	$715,950	-	-	$715,950	$715,950
Option and SARs Awards(5)	$86,305	-	$86,305	-	-	$86,305	$86,305
Separation Benefit Plan Payment	$76,923	$76,923	$-	-	$76,923	$76,923	$76,923
	$879,178	$76,923	$802,255	$-	$76,923	$3,154,135	$879,178
John Cromling
Stock Awards(4)	$562,770	-	$562,770	-	-	$562,770	$562,770
Option and SARs Awards(5)	$86,903	-	$86,903	-	-	$86,903	$86,903
Separation Benefit Plan Payment	$169,231	$169,231	-	-	$169,231	$169,231	$169,231
	$818,904	$169,231	$649,673	$-	$169,231	$818,904	$818,904
Bradford J. Guidry
Stock Awards(4)	$569,985	-	$569,985	-	-	$569,985	$569,985
Option and SARs Awards(5)	$85,980	-	$85,980	-	-	$85,980	$85,980
Separation Benefit Plan Payment	$306,923	$306,923	-	-	$306,923	$306,923	$306,923
	$962,888	$306,923	$655,965	$-	$306,923	$962,888	$962,888

Notes to Table:

(1)	It is assumed for purposes of these calculations that all year-to-date accrued salary, bonus and vacation pay is current as of December 31, 2007. This amount is based on the 2007 salary and declared (earned) bonus for 2007, and represents the product of 2.9 and the sum of:

(i) the executive officer’s annual base salary, as defined, and

(ii) the highest annual bonus (as determined under the agreement).

(2)	The estimated tax gross up is based on the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits above each individual’s average five-year W-2 earnings times 2.9.

(3)	The amount for health and disability coverage was determined by assuming that the rate of cost increases for such coverage equals the discount rate applicable to reduce the amount to present value as of December 31, 2007.

(4)	The value of restricted stock assumes a fair market value for our common stock of $46.25, the closing price of our common stock on the NYSE on December 31, 2007.

(5)	The value of stock options and SARs assumes a fair market value for our common stock of $46.25, the closing price of our common stock on the NYSE on December 31, 2007. Value is calculated on the basis of the difference between $46.25 and the exercise price multiplied by the number of shares of common stock underlying the options and SARs.

Retirement or consulting agreements

In connection with the retirement of Mr. King Kirchner from his position as our chief executive officer, we entered into a Separation Agreement with Mr. Kirchner on May 11, 2001. Under this agreement, Mr. Kirchner is entitled to receive a total of $2.4 million. For the first two years under the agreement, Mr. Kirchner received, as part of the total due him, payments under the terms of the company’s Separation Benefit Plan for Senior Management or a total of $560,000. Then, commencing in July 2003 (and continuing through June 2009), Mr. Kirchner is receiving the $1,840,000 balance at the rate of $300,000 per year paid in monthly installments of $25,000. As of December 31, 2007, Mr. Kirchner had received payments totaling $1,390,000.

We have also entered into an agreement with Mr. John Nikkel, our former chief executive officer, providing for him to serve as a consultant to the company when he retired on April 1, 2005. Under this agreement, for the term of the agreement which is for a one year term extendable for successive one year periods by mutual agreement, Mr. Nikkel receives, on an annual basis, $70,000 per year. We currently extended the agreement until April 1, 2008. In addition, we provide him with office space and secretarial services for the time he serves as a consultant. At its February 2005 meeting, the compensation committee elected to reward Mr. Nikkel for his 21 years of service to the company by awarding him with a cash bonus of $750,000 payable in 24 monthly installments commencing on the 20th month following his retirement.

RELATED PERSON TRANSACTIONS

Our related person transaction policy

Our board has adopted a policy and procedures for the review, approval or ratification of related person transactions (as defined below) which is set forth in our Policy and Procedures with Respect to Related Person Transactions (the “Policy”).

For purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the company (including any of its subsidiaries) was, is or will be a participant and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than (1) transactions in which the amount involved does not exceed $100,000, (2) transactions available to employees generally, or (3) transactions involving compensation approved by the company’s compensation committee.

For purposes of the Policy, a “related person” means (1) any person who is, or at any time since the beginning of the company’s last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company, (2) any person who is known to be the beneficial owner of more than 5% of our voting securities, (3) any immediate family member of any of the above persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner, and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater ownership or economic interest.

Our audit committee is responsible for reviewing and approving (or prohibiting) any transaction that is determined by our general counsel to constitute a related person transaction. The audit committee will consider all of the relevant facts and circumstances available to it, including (if applicable) but not limited to (1) the benefits to the company, (2) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, (3) the availability of other sources for comparable products or services, (4) the terms of the transaction, and (5) the terms available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The audit committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the company and its stockholders, as the audit committee determines in good faith.

Certain transactions between the company and its officers, directors, nominees for directors and their associates

Since 1984, one of our subsidiaries, or its predecessor, has formed employee-limited partnerships for investment by our employees and directors. The limited partnerships participate with Unit Petroleum Company, a subsidiary of ours, in its exploration and production operations.

Investment in these programs is offered, where allowed under applicable law, to all of our full time salaried employees who satisfy certain financial and other qualification requirements.

Over the years, certain of our named executive officers and directors have invested in these employee programs.

The following table shows their investments in the 2007 and 2008 employee programs.

Officer/Director	2007 Employee Program($)	2008 Employee Program($)
John G. Nikkel	250,000	250,000
King P. Kirchner	100,000	100,000
Don Cook	2,000	2,000
J. Michael Adcock	71,000	86,000
Larry D. Pinkston	20,000	20,000
John H. Williams	25,000	25,000
Gary R. Christopher	100,000	100,000
Bradford J. Guidry	5,000	-

REPORT OF THE AUDIT COMMITTEE

The SEC rules require that we include in our proxy statement a report from the audit committee of the board. The following report concerns the committee’s activities regarding oversight of our financial reporting and auditing process.

The audit committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During the year 2007, the committee met four times. The committee chair, as representative of the committee, discussed the interim financial information contained in each quarterly earnings announcement and Form 10-Q with our chief financial officer and independent registered public accounting firm before public release.

The board and the audit committee believe that the audit committee’s current member composition satisfies the rule of the NYSE that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by applicable NYSE rule.

Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in our annual report on Form 10-K for 2007 with our management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the committee under generally-accepted auditing standards, including Statement on Auditing Standards No. 61. The committee has discussed with the independent registered public accounting firm the auditors’ independence from management, including the implications of the SEC regulations regarding the provisions of non-audit services by the independent registered public accounting firm and determined that the provisions of the non-audit services were not inconsistent with the independent registered public accounting firm’s status as an independent registered public accounting firm. In addition, the committee received the written disclosures and letter from the independent registered public accounting firm required by the Independence Standards Board, Standard No. 1.

The committee also reviewed the report of management contained in our annual report on Form 10-K for the year 2007 filed with the SEC, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm (included in our annual report on Form 10-K). This report related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

Based on review and discussions with management and the independent registered public accounting firm, the committee recommended to the board that the company’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

Each member of the committee is financially literate, knowledgeable and qualified to review financial statements. The board has determined that Don Cook qualifies as an “audit committee financial expert” under the rules of the SEC.

Members of the Audit Committee:

Don Cook – Chairman

William B. Morgan

Gary R. Christopher

PRINCIPAL ACCOUNTANT FEES AND SERVICES

At one of its meetings to be held before May 2008, the audit committee intends to appoint PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Fees incurred for PricewaterhouseCoopers LLP

The following table shows the fees for professional audit services provided by PricewaterhouseCoopers LLP for the integrated audit of the company’s annual financial statements for the years ended December 31, 2006 and 2007, and fees billed for other services during those years.

	2006 ($)	2007 ($)
Audit Fees(1)	541,000	575,000
Audit-Related Fees(2)	88,500	93,400
Tax Fees(3)	9,050	8,300
All Other Fees	-	-
Total	638,550	676,700

Notes to table:

(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with the issuance consents and assistance with review of documents filed with the SEC.

(2)	Audit-related fees consisted primarily of services provided in connection with financing activities, consultations related to accounting and reporting standards and audits of an employee benefit plan and oil and gas partnerships.

(3)	For fiscal 2006 and 2007, respectively, tax fees principally included tax compliance fees of $6,550 and $8,300, and tax advice fees of $2,500 and $0.

Policy on audit committee pre-approval of audit and permissible non-audit services of independent auditor

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before incurring the following, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of services to the audit committee for approval:

1.	Audit services include audit work performed on the financial statements, internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. The company generally doesn’t request such services from the independent registered public accounting firm.

The audit committee pre-approves the independent registered public accounting firm’s services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may (and has at various times in the past) delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, the following directors (none of whom was or had been an officer or employee of the company or any of its subsidiaries) served on the compensation committee: J. Michael Adcock, William B. Morgan, John H. Williams and Don Cook. There are no committee interlocks with other companies within the meaning of the SEC’s rules during 2007.

As more fully discussed in “RELATED PERSON TRANSACTIONS – Certain transactions between the company and its officers, directors, nominees for director and their associates,” certain directors and officers have, from time to time invested in limited partnerships that are formed and administered by one of the company’s subsidiaries.

ITEMS TO BE VOTED ON

ITEM 1: Election of directors

Item 1 is the election of three directors to the board. Our Amended and Restated Certificate of Incorporation provides that the number of directors on our board may not be less than three nor more than ten. Our board currently is composed of nine members and is divided into three classes with each director serving for a three-year term. At each annual meeting, the term of one class expires. The term of service for those directors serving in Class III expires at this meeting.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected.

If any director resigns, dies or is otherwise unable to serve out his or her term, or the board increases the number of directors, the board may fill the vacancy or elect the new director.

Our nominating and governance committee has recommended, and the board has approved, the nominees listed below to stand for election. Each nominee has previously been elected by our stockholders. Information concerning each nominee and each continuing director is provided below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE THREE NOMINEES.

NOMINEES FOR DIRECTOR
Terms expiring at 2008 annual meeting (Class III)	King P. Kirchner Age 80 Director since 1963	Mr. Kirchner, a co-founder of the company, has been a director since 1963. He served as Unit’s President until November, 1983, as its Chief Executive Officer until June 30, 2001, and served as the Chairman of the Board until July 31, 2003. Mr. Kirchner is a Registered Professional Engineer within the State of Oklahoma, having received degrees in Mechanical Engineering from Oklahoma State University and in Petroleum Engineering, with honors, from the University of Oklahoma. Following graduation, he was employed by Lufkin Manufacturing as a development engineer for hydraulic pumping units. Prior to co-founding Unit, he served in the U.S. Army during the Korean War and after that as vice-president of engineering and operations for Woolaroc Oil Company.
	Don Cook Age 83 Director since 1963	Mr. Cook has served as a director since the company’s inception. He was a partner in the firm of Finley & Cook, Shawnee, Oklahoma, from 1950 until 1987, when he retired. Mr. Cook has been designated by the company’s board of directors as the audit committee’s financial expert.
	J. Michael Adcock Age 59 Director since 1997	Mr. Adcock was elected a director in December, 1997. He is an attorney and is currently a Co-trustee of the Don Bodard Trust, which is a private business trust that deals in real estate, oil and natural gas properties and other equity investments. He is Chairman of the Board of Arvest Bank, Shawnee, and a director of Community Health Partners, Inc. and Midwest Consolidated Plastics, LLC. Between 1997 and September, 1998 he was the Chairman of the Board of Ameribank and President and Chief Executive Officer of American National Bank and Trust Company of Shawnee, Oklahoma, and Chairman of AmeriTrust Corporation, Tulsa, Oklahoma. Prior to holding these positions, he was engaged in the private practice of law and served as General Counsel for Ameribank Corporation.

CONTINUING DIRECTORS
Terms expiring 2009 annual meeting (Class I)	John G. Nikkel Age 73 Director since 1983	Mr. Nikkel joined the company as its President, Chief Operating Officer and a director in 1983. He was elected its Chief Executive Officer in July, 2001 and Chairman of the Board in August, 2003. Mr. Nikkel retired as an employee and as the Chief Executive Officer of the company on April 1, 2005. He currently holds the position of Chairman of the Board. From 1976 until January, 1982 when he co-founded Nike Exploration Company, Mr. Nikkel was an officer and director of Cotton Petroleum Corporation, serving as the President of Cotton from 1979 until his departure. Before joining Cotton, Mr. Nikkel was employed by Amoco Production Company for 18 years, last serving as Division Geologist for Amoco’s Denver Division. Mr. Nikkel presently serves as President and a director of Nike Exploration Company, a family owned oil and gas investment company. Mr. Nikkel received a Bachelor of Science degree in Geology and Mathematics from Texas Christian University.
	Robert J. Sullivan Jr. Age 62 Director since 2005	Mr. Robert J. Sullivan Jr. is a Principal with Sullivan and Company LLC, a family-owned independent oil and gas exploration and production company founded in 1958. He is also the Founder (1989) and served as Chairman and Chief Executive Officer of Lumen Energy Corporation prior to its sale in 2004. Mr. Sullivan was appointed to Oklahoma Governor Frank Keating’s Cabinet as Secretary of Energy in March, 2002. He received a BBA from the University of Notre Dame, and a MBA from the University of Michigan. Mr. Sullivan is a Board Member of the Oklahoma Independent Petroleum Association, Oklahoma Energy Resources Board, St. John Medical Center, St. Joseph Residence, University of Notre Dame Alumni Association, and former Board Member of Catholic Charities and Gatesway Foundation. He also is Trustee for the Monte Cassino Endowment Trust, a Member of the University of Notre Dame, Graduate School Advisory Council and Past Chairman of the following School Boards: Cascia Hall Preparatory School; Monte Cassino School and School of St. Mary.

	Gary R. Christopher Age 58 Director since 2005	Mr. Gary R. Christopher is engaged in personal investments and consulting. Between August, 1999 and January, 2004, he served as President and Chief Executive Officer of PetroCorp Incorporated (a public oil and gas exploration company), and from March 1996 to August 1999 he served as the Acquisition Coordinator of Kaiser-Francis Oil Company. His other past professional experience includes serving as Vice President of Acquisitions for Indian Wells Oil Company, Senior Vice President and Manager of the Energy Lending Division of First National Bank of Tulsa and from 1991 to 1996 Senior Vice President and Manager of Energy Lending for Bank of Oklahoma. Previous to that, Mr. Christopher worked for Amerada Hess Corporation as a Reservoir Engineer and for Texaco, Inc. as a Production Engineer. Mr. Christopher is a member of the Society of Petroleum Engineers, Society of Petroleum Evaluation Engineers, and the Oklahoma Independent Petroleum Association. Mr. Christopher received a B.S. degree in Petroleum Engineering from the University of Missouri at Rolla. Mr. Christopher is a past Director of the Petroleum Club of Tulsa, Middle Bay Oil Company, Three Tech Energy, PetroCorp Incorporated and a present Director of the Summit Bank of Oklahoma.

CONTINUING DIRECTORS
Terms expiring at 2010 annual meeting (Class II)	William B. Morgan Age 63 Director since 1988	Mr. Morgan was elected a director of the company in 1988. Mr. Morgan retired in June 2007 from his position as Executive Vice President and General Counsel of St. John Health System, Inc., Tulsa, Oklahoma, and President of its principal for-profit subsidiary Utica Services, Inc., which positions he had held since 1995. Prior to joining St. John, he was Partner in the law firm of Doerner, Saunders, Daniel & Anderson, Tulsa, Oklahoma, and served as Adjunct Professor of Law at the University of Tulsa College of Law, where he taught Securities Regulation. During 1968 and 1969, he served as a United States Army Officer in Vietnam and was awarded several medals including the Bronze Star. Mr. Morgan has an undergraduate degree from Muhlenberg College, Allentown, Pennsylvania and a Juris Doctor from the University of Tulsa College of Law. Mr. Morgan is a member of numerous professional and Bar associations and various federal Bars including the United States Supreme Court. He has been listed in Who’s Who in American Law, Who’s Who in American Education and The Best Lawyers in America. Mr. Morgan is a Fellow of the American College of Healthcare Executives.
	John H. Williams Age 89 Director since 1988	Mr. Williams was elected a director of the company in December, 1988. Mr. Williams is engaged in personal investments and has been for more than five years. He was Chairman of the Board and Chief Executive Officer of The Williams Companies, Inc. before retiring in 1978 and continues to serve as an honorary director. Mr. Williams is a director of Apco Argentina, Inc. and also an honorary director of Willbros Group, Inc. He formerly served as a director of Petrolera Entre Lomas S.A. In addition, Mr. Williams is a member of the Tulsa Performing Arts Center Trust.
	Larry D. Pinkston Age 53 Director since 2004	Mr. Pinkston joined the company in December, 1981. He had served as Corporate Budget Director and Assistant Controller before being appointed Controller in February, 1985. In December, 1986, he was elected Treasurer and was elected to the position of Vice President and Chief Financial Officer in May, 1989. In August, 2003, he was elected to the position of President. He was elected a director by the board in January, 2004. In February, 2004, in addition to his position as President, he was elected to the office of Chief Operating Officer. Effective April 1, 2005, Mr. Pinkston was elected to the additional position of Chief Executive Officer. He holds a Bachelor of Science Degree in Accounting from East Central University of Oklahoma.

The following table identifies our executive officers who are not directors as well as certain executive officers of our subsidiaries.

Name and Age as of the 2008 Annual Meeting	Position, Principal Occupation, Business Experience and Directorships
Mark E. Schell - Age 51	Senior Vice President, General Counsel and Secretary
David T. Merrill - Age 47	Chief Financial Officer and Treasurer
John Cromling - Age 60	Executive Vice President of Unit Drilling Company
Bradford J. Guidry - Age 52	Senior Vice President of Unit Petroleum Company
Robert H. Parks Jr. - Age 53	Manager of Superior Pipeline Company, L.L.C.
Richard E. Heck - Age 47	Vice President, Safety, Health and Environment

ITEM 2: Ratification of appointment of independent registered public accounting firm

Our audit committee expects to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2008 fiscal year at a meeting to be before May, 2008. We are asking you to ratify and approve that action. A representative of PricewaterhouseCoopers LLP, will attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

Although the law does not require this ratification, the audit committee believes that you should be given the opportunity to express your views on this matter. However, even if you ratify the selection, the audit committee may still appoint a new independent registered public accounting firm at any time if it believes that such change would be in the best interest of the company and its stockholders. Failure to ratify this selection is not binding on the audit committee. However, if our stockholders do not ratify this selection, the audit committee will reconsider the appointment.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL, WHICH VOTE WILL ACT TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

OTHER MATTERS

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of the forms furnished to us, we believe that during 2007 all Section 16(a) filing requirements applicable to our reporting persons were complied with, with the exception that Mr. Guidry filed one late report on Form 4, which covered one transaction; and Mr. Belitz filed one late report on Form 4, which covered one transaction.

Matters which may come before the meeting

The board does not intend to bring any other matters before the meeting, nor do we know of any matters that other persons intend to bring before the meeting. However, should other matters not mentioned in this proxy statement properly come before the meeting, the persons named in the accompanying proxy card will vote on them in accordance with their best judgment.

2009 stockholder proposals or nominations

Stockholder proposals. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by our corporate secretary at our principal executive offices no later than November 13, 2008. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the company’s proxy statement is instead a reasonable time before the company begins to print and mail its proxy materials. These proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Unit Corporation

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

Fax: (918) 493-7711

For a stockholder proposal that is not intended to be included in the company’s proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve that proposal, provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with the bylaws, which, in general, require that the notice be received by our corporate secretary:

•	Not earlier than the close of business on January 3, 2009; and

•	Not later than the close of business on February 2, 2009.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary date of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days before the meeting and no later than the close of business on the later of the following two dates:

•	90 days before the meeting; and

•	10 days after public announcement of the meeting date.

Nomination of director candidates. You may propose director candidates for consideration by the board’s nominating and governance committee. Any recommendation should include the nominee’s name and qualifications for board membership and should be directed to our corporate secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of our shares of common stock to elect the nominee and provide the information required by our bylaws, including a statement by the stockholder identifying (i) the name and address of the stockholder, as they appear on the company’s books, and of the beneficial owner, if any, on whose behalf the nomination or proposal is made, (ii) the class and number of shares of our common stock which are owned beneficially and of record by the stockholder (and such beneficial owner), (iii) a representation that the stockholder is a holder of record of shares of our common stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form a proxy to holders of at least the percentage of our common stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of the nomination. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary within the time period described above under “Stockholder Proposals.”

Communicating with us

From time to time, we receive calls from stockholders asking how they can communicate with us. The following communication options are available.

•	If you would like to receive information about the company:

Our home page on the Internet, located at http://www.unitcorp.com, gives you access to certain information regarding the company. This site contains our press releases, financial information and stock quotes, as well as our SEC filings. An online version of this proxy statement is also located on the site.

•	If you would like to contact us, please call our Investor Relation Department at (918) 493-7700, or send your correspondence to the following address:

Unit Corporation

Investor Relations

7130 South Lewis, Suite 1000

Tulsa, Oklahoma 74136

AVAILABILITY OF OUR FORM 10-K, ANNUAL REPORT AND PROXY STATEMENT

Copies of our Form 10-k for the fiscal year ended December 31, 2007, as filed with the SEC, may be obtained without charge by writing to: Mark E. Schell, Secretary, Unit Corporation, 7130 S. Lewis, Suite 1000, Tulsa, Oklahoma 74136. You also may view a copy of the Form 10-k electronically by accessing our website at www.unitcorp.com/corpgov.html.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2008

Additionally, in accordance with new rules issued by the SEC, you may access our 2007 annual report and this proxy statement and our form of proxy for our May 7, 2008 annual meeting of stockholders at our website at www.unitcorp.com/corpgov.html, which does not have “cookies” that identify visitors to the site.

Incorporated by reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC), will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

Appendix “A”

Unit Corporation

Director Independence Standards

1. ABSENCE OF A MATERIAL RELATIONSHIP

An “independent” director is a director who the Board of Directors has determined has no material relationship with the Company, either directly, or as a partner, shareholder, or executive officer of an organization that has a relationship with the Company. A relationship is “material” if, in the judgment of the Board, the relationship would interfere with the director’s independent judgment. For purposes of these standards, the “Company” means Unit Corporation and its consolidated subsidiaries, collectively.

a.	Materiality Guidelines

The Board of Directors has established guidelines for determining when a relationship between a director (or an organization with which a director is associated), and the Company, is material. In determining whether a particular relationship would be viewed as interfering with a director’s independent judgment, the Board considers among other things, the guidelines set forth below.

A director is not deemed to be independent if:

•

the director, or the director’s “immediate family member”[1] received any payment from the Company in excess of $100,000 during any twelve-month period within the last three years, other than compensation for board service and pension or other forms of deferred compensation for prior service with the Company, except that compensation received by an immediate family member for service as an employee of the Company (other than as an executive officer) need not be considered in determining independence;

•

the director is an executive officer or employee of, or his or her immediate family member, is an executive officer of, a company, or other for profit entity, to which the Company made, or from which the Company received for property or services (other than those arising solely from investments in the Company’s securities), payments in excess of the greater of $1 million or 2% of such company’s consolidated gross revenues in any of the last three fiscal years;

•

the director serves as an executive officer of any tax exempt organization which received contributions from the Company in any of the preceding three fiscal years in an aggregate amount that exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

b.	Relationships

The Board will consider each relationship not only from the standpoint of the director, but also from the standpoint of persons and organizations with which the director has a relationship.

Without limiting the types of relationships that the Board may determine to not be material, the Board has determined that relationships of the following types will not be considered material relationships that would impair a director’s independence:

•	commercial relationships in which a director (or a member of his or her immediate family)

(a)	is the holder together with any other directors or executive officers of less than a 10% equity interest

[1]

An immediate family member includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

in an entity which is a party to a transaction with the Company; or

(b)	is a director, officer or employee of or the holder together with any other directors or executive officers of a ten percent or greater equity interest in an entity with which the Company has ordinary course business dealings or with which the Company has a commercial banking, investment banking or insurance brokerage relationship, in each case, (i) to which the Company has not made, or from which the Company has not received for property or services (other than those arising solely from investments in the Company’s securities), payments in excess of the greater of $1 million or 2% of such entity’s consolidated gross revenues in any of the last three fiscal years and (ii) where the director (or immediate family member) is not directly involved in the entity’s business dealings with the Company; or

•

membership in, or association with, the same professional association, social, educational, fraternal or religious organization, club or institution, as an executive officer or other director of the Company.

Notwithstanding the above, any other type of relationship not included in the categorical standards described in this section would have to be evaluated independently by the Board of Directors.

2.	THREE-YEAR COOLING-OFF PERIOD

In addition to the guidelines set forth above:

•	No director will be independent if he or she is currently, or was at any time within the last three years, an employee of the Company.

•

No director, and no immediate family member of a director, may currently be, or have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•	No director will be independent if he or she has any immediate family member that is currently, or was at any time within the last three years, an executive officer of the Company.

•

No director will be independent if (i) he or she or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm; and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was at any time within the last three years but is no longer a partner or employee of such a firm and personally worked on the Company’s audit within that time.

3.	ADDITIONAL REQUIREMENTS FOR AUDIT COMMITTEE MEMBERS

In addition to the guidelines set forth above, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if the director:

•

receives directly or indirectly any consulting, advisory, or compensatory fee from the Company, other than fees for service as a director or fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

•

is an affiliated person of the Company or it subsidiaries, as determined in accordance with Securities and Exchange Commission (“SEC”) regulations. In this regard, Audit Committee members are prohibited from owning or controlling more than 10% of any class of the Company’s voting securities or such lower amount as may be established by the SEC.

4.	ADDITIONAL REQUIREMENTS FOR COMPENSATION COMMITTEE MEMBERS

In addition to the guidelines set forth above, a director is not considered independent for purposes of serving on the Compensation Committee, and may not serve on the Compensation Committee, if the director:

•	receives directly or indirectly any remuneration as specified for purposes of Section 162(m) of the Internal Revenue Code;

•	has ever been an officer of the Company; or

•

has a direct or indirect material interest in any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships required to be disclosed under SEC Regulation S-K Item 404(a) and involving, generally, amounts in excess of $120,000.

5.	COMPLIANCE WITH NYSE LISTING STANDARDS AND SECURITIES AND EXCHANGE COMMISSION REGULATIONS

These independence standards are intended to meet the requirements of the NYSE listing standards and regulations adopted by the

Securities and Exchange Commission and the Internal Revenue Service.

ANNUAL MEETING OF STOCKHOLDERS OF

UNIT CORPORATION

May 7, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330000000000000000 9 050708

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ King P. Kirchner
- ○ Don Cook
- ○ J. Michael Adcock

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the selection of PricewaterhouseCoopers LLP as the company's independent public accounting firm for the year 2008.	☐	☐	☐

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held May 7, 2008. The annual report and the proxy statement are available at http://www.unitcorp.com/corpreports.html

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

UNIT CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIT CORPORATION

The undersigned hereby appoints Larry D. Pinkston and Mark E. Schell proxies for the undersigned, each of them with full power of substitution, to vote all shares of the company which the undersigned may be entitled to vote at the 2008 Annual Meeting of Stockholders, or at any adjournments of the meeting, on the matters set out on this proxy card and on such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

UNIT CORPORATION

May 7, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

\- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

\- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

\- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330000000000000000 9 050708

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ King P. Kirchner
- ○ Don Cook
- ○ J. Michael Adcock

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the selection of PricewaterhouseCoopers LLP as the company's independent public accounting firm for the year 2008.	☐	☐	☐

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held May 7, 2008. The annual report and the proxy statement are available at http://www.unitcorp.com/corpreports.html

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.